                     TECHNICLONE INTERNATIONAL CORPORATION
                             14282 FRANKLIN AVENUE
                         TUSTIN, CALIFORNIA 92780-7017
                                 (714) 838-0500

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 27, 1996

                 NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of TECHNICLONE INTERNATIONAL CORPORATION, a California corporation (the "Company"), will be held at FOUR SEASONS HOTEL, 690 NEWPORT CENTER DRIVE, NEWPORT BEACH, CALIFORNIA, 92660 on Friday, September 27, 1996, at 9:00 A.M., Pacific Time, for the following purposes, as more fully described in the accompanying Proxy Statement:

         (1) To elect the following six (6) nominees to serve as directors until the next annual meeting of shareholders or until their successors are elected and have qualified:

                 Lon H. Stone                        Clive Taylor, M.D. Ph.D.
                 William V. Moding                   Edward Joseph Legere II
                 Rudolph C. Shepard                  Carmelo J. Santoro, Ph.D.

         (2) To approve a change in the Company's state of incorporation from California to Delaware by means of a merger of the Company with and into a wholly-owned Delaware subsidiary. In connection with the reincorporation of the Company, substantial changes are being made to the charter documents of the Company including but not limited to (i) a change in the name of the Company, (ii) an increase in the authorized number of shares of Common Stock of the Company, (iii) the creation of a class of preferred stock which will be available for issuance in the future without the requirement of further action of the shareholders of the Company, and (iv) certain other changes as described herein (See Proposal Two, Reincorporation in Delaware);

         (3) To approve and ratify the Company's 1996 Stock Incentive Plan (the "1996 Plan");

         (4) To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ended April 30, 1997; and

         (5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only shareholders of record at the close of business on August 7, 1996 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                     By Order of the Board of Directors

August 12, 1996                      William V. Moding, Secretary

         YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any shareholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Shareholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                     TECHNICLONE INTERNATIONAL CORPORATION
                             14282 FRANKLIN AVENUE
                         TUSTIN, CALIFORNIA  92780-7017
                                  -----------
                                PROXY STATEMENT
                                  -----------
                         ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 27, 1996
                                  -----------
                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of TECHNICLONE INTERNATIONAL CORPORATION, a California corporation ("Techniclone" or the "Company""), for use at its 1996 Annual Meeting of Shareholders to be held on Friday, September 27, 1996, at 9:00 A.M. at the FOUR SEASONS HOTEL, 690 NEWPORT CENTER DRIVE, NEWPORT BEACH, CALIFORNIA, 92660. It is contemplated that this solicitation of proxies will be made exclusively by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with shareholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

         Holders of shares of Common Stock and preferred stock of the Company ("shareholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a shareholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary of the Company, 14282 Franklin Avenue, Tustin, California 92780-7017, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement, "FOR" the change in the Company's state of incorporation, and "FOR" the approval and ratification of the 1996 Plan. This Proxy Statement is first being mailed to shareholders on or about August 12, 1996.

                               VOTING SECURITIES

         The Company has two classes of securities outstanding and entitled to vote at the meeting, common stock (the "Common Stock") and Class B Convertible Preferred Stock (the "Class B Preferred Stock"). The Common Stock is entitled to vote on all proposals. The Class B Preferred Stock will vote only on the Reincorporation Proposal (Proposal 2). Only the shareholders of the Company of record as of the close of business on August 7, 1996 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 21,042,409 shares of Common Stock and 3,900 shares of Class B Preferred Stock outstanding and entitled to vote. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date. Each holder of shares of Class B Preferred Stock is entitled to one vote for each share of Class B Preferred Stock held as of the Record Date on Proposal 2. The Common Stock and the Class B Preferred Stock will vote as separate classes for the Reincorporation Proposal (Proposal 2). Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Under the General Corporation Law of the State of California, for votes cast on matters other than the election of directors that require the affirmative vote of a majority of the shares present and voting at the annual meeting, or the affirmative vote of a majority of the outstanding shares, abstentions and broker non-votes will have the same effect as votes against a proposal.

         All shareholders entitled to vote at the Annual Meeting of Shareholders may cumulate the votes in the election of directors. With cumulative voting, each shareholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such shareholder, and those votes may be cast for a single candidate for director or distributed among as many candidates as such shareholder desires. In accordance with the General Corporation Law of the State of California, however, no shareholder may cumulate votes for any candidate for director unless the name of such candidate is placed in nomination before the voting and any shareholder before the voting gives oral or written notice to the Secretary of the Company at the Annual Meeting of Shareholders of such shareholder's intention to cumulate his or her votes of shares. If such notice is given by any shareholder entitled to vote at the Annual Meeting of Shareholders, then every shareholder entitled to vote at the Annual Meeting will be entitled to cumulate his or her votes in the election of directors. In the event that cumulative voting is utilized to elect the directors, the proxies solicited by the Board of Directors confer discretionary authority to the proxy holders to cumulate votes and to allocate such votes among the nominees of the Board of Directors as such proxy holders deem appropriate to elect the maximum number of director nominees. Such proxy holders do not intend to cumulate votes at the Annual Meeting of Shareholders, but they reserve the right to do so if cumulative voting is properly elected by a shareholder of the Company.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of July 1, 1996, information regarding the ownership of the Company's outstanding Common Stock and Class B Convertible Preferred Stock by each person known to management to own, beneficially or of record, more than five percent (5%) of the Common Stock and Class B Convertible Preferred Stock and by certain executive officers of the Company and by all officers and directors of the Company as a group. Information regarding the beneficial ownership of the Company's Common Stock by each of the nominees for election as directors is set forth below under the caption "Election of Directors."

      NAME AND ADDRESS               TITLE           NUMBER OF            PERCENT
    OF BENEFICIAL OWNER             OF CLASS         SHARES (A)         OF CLASS (B)
------------------------------------------------------------------------------------
Legere Enterprises, Ltd.          Common Stock      3,490,916              15.88%
222 South Rainbow, Suite 218
Las Vegas, Nevada  89128

Roger C. Adams                    Common Stock      1,071,030 (C)           4.87%
320 Bellaire Street
Denver, Colorado  80220

Lon H. Stone                      Common Stock      1,074,978 (D)           4.89%
14282 Franklin Avenue
Tustin, CA 92780-7017

R.C. Shepard                      Common Stock        712,400 (E)           3.24%
660 Newport Center Dr.
Newport Beach, CA 92660

William V. Moding                 Common Stock        397,100 (F)           1.81%
14282 Franklin Avenue
Tustin, CA 92780-7017

          NAME AND ADDRESS                       TITLE            NUMBER OF          PERCENT
         OF BENEFICIAL OWNER                    OF CLASS          SHARES (A)       OF CLASS (B)
-----------------------------------------------------------------------------------------------
Clive R. Taylor, M.D., Ph.D.                  Common Stock          828,000 (G)        3.77%
14282 Franklin Avenue
Tustin, CA 92780-7017

Edward Joseph Legere II                       Common Stock        3,490,916 (H)       15.88%
222 South Rainbow, Suite 218
Las Vegas, Nevada 89128

Nelson Partners                             Class B Preferred         1,500           34.09%
Wellington Financial
225 West Washington, 9th Floor
Chicago, Illinois 60606

Susquehanna Securities Trading              Class B Preferred           750           17.05%
GmbH
Oberlindau 7
6000 Frankfurt Am Main
Germany

Wood Gundy (London) Ltd                     Class B Preferred           750           17.05%
Cottons Centre
Cotton Lane
London, England SEI 2QA

Olympus Securities Ltd.                     Class B Preferred           500           11.36%
129 Front Street
Hamilton, Bermuda HM-12

West Merchant Bank                          Class B Preferred           500           11.36%
33-36 Gracechurch Street
London, England SEI 2QA

Gracechurch & Co.                           Class B Preferred           400            9.09%
IMF Asset Management
159 New Bond Street
London, England W1YORR

All Directors and Executive Officers          Common Stock        5,397,294           25.86%
as a Group (5 in number)

-------------------

(A) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Class B Convertible Preferred Stock shown as beneficially owned by them, subject to community property laws where applicable.

(B) Percentages for the Common Stock computed on the basis of 20,869,675 shares outstanding at July 1, 1996, plus additional 1,116,100 shares that could be acquired by principal shareholders through exercise of stock options and warrants during the 60 day period ended June 29, 1996. Percentages for the Class B Preferred Stock computed on the basis of 4,400 shares outstanding on July 1, 1996.

(C) Includes 425,000 shares owned by members of Mr. Adams' family as to which he may be deemed to be the beneficial owner. Also includes 10,000 shares of Common Stock subject to outstanding warrants to purchase Common Stock exercisable during the 60 day period ended June 29, 1996.

(D) Includes 541,535 shares owned by members of Mr. Stone's family as to which he may be deemed to be the beneficial owner. Also includes 339,000 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ended June 29, 1996.

(E) Includes 90,100 shares of Common Stock subject to outstanding warrants to purchase Common Stock exercisable during the 60 day period ended June 29, 1996.

(F) Includes 20,000 shares owned by members of Mr. Moding's family as to which he may be deemed to be the beneficial owner.

(G) Includes 42,000 shares owned by members of Dr. Taylor's family as to which he may be deemed to be the beneficial owner. Also includes 677,000 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ended June 29, 1996.

(H) Includes the 3,490,916 shares owned by Legere Enterprises, Ltd., a Nevada limited partnership owned by Mr. Legere and members of his family.

(I)      Includes the securities described in notes (D), (E), (F), (G) and (H).

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

         Directors are elected at each annual shareholders' meeting to serve until the next annual meeting or until their successors are elected. The Board of Directors proposes the election of six (6) directors at the Meeting. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Meeting FOR the election of the nominees presented below. Under California law, the six nominees receiving the highest number of votes will be elected as directors at the Meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect.

         Each of the nominees, except for Carmelo J. Santoro is an incumbent director elected at the last annual meeting of shareholders. Each of the nominees has consented to serve as a director for the ensuing year. If any nominee becomes unavailable for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable to serve.

         The names and certain information concerning the persons to be nominated for election as directors are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. NOMINEES

         The following table sets forth the names and certain share ownership information as of July 1, 1996, regarding the persons to be nominated for election as directors of the Company:

           NAME, AGE                            DIRECTOR        NUMBER OF SHARES            TITLE           PERCENT
          AND POSITION                AGE         SINCE                (A)                 OF CLASS       OF CLASS (B)
----------------------------------------------------------------------------------------------------------------------
Lon H. Stone                          53           1982           1,074,978 (C)          Common Stock         4.89%
Chairman of the Board,
President, Chief Executive
Officer and Director

Rudolph C. Shepard                    55           1985            712,400 (D)           Common Stock         3.24%
Assistant Secretary and Director

William V. Moding                     43           1985            397,100 (E)           Common Stock         1.81%
Vice President-Finance, Chief
Financial Officer, Secretary and
Director

Clive R. Taylor, M.D.                 50           1988              828,000             Common Stock         3.77%
Ph.D., Director

Edward Joseph Legere II,              31           1992           3,490,916 (G)          Common Stock        15.88%
Director

Carmelo J. Santoro, Ph.D.             54           1996                -0-               Common Stock          -0-%
Director Nominee

-----------------

(A) Except as otherwise noted below, the persons named in the table have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(B) Percentages computed on the basis of 20,869,675 shares outstanding at July 1, 1996, plus an additional 1,116,100 shares that could be acquired by principal shareholders through exercise of stock options and warrants during the 60 day period ended June 29, 1996.

(C) Includes 541,535 shares owned by members of Mr. Stone's family as to which he may be deemed to be the beneficial owner. Also includes 339,000 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ended June 29, 1996.

(D) Includes 90,100 shares of Common Stock subject to outstanding warrants to purchase Common Stock exercisable during the 60 day period ended June 29, 1996.

(E) Includes 20,000 shares owned by members of Mr. Moding's family as to which he may be deemed to be the beneficial owner.

(F) Includes 42,000 shares owned by members of Dr. Taylor's family as to which he may be deemed to be the beneficial owner. Also includes 677,000 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ended June 29, 1996.

(G) Includes 3,490,916 shares owned by Legere Enterprises, Ltd., a Nevada limited partnership owned by Mr. Legere and members of his family.

         Lon H. Stone has acted as President of the Company since June 1989 and has served as its Chairman of the Board and Chief Executive Officer since February 1, 1982. From January 1977 until February 1982 he was Director of Research and Vice President of Research and Development for American Diagnostics Corporation, Newport Beach, California, a company which produces medical diagnostic products. His experience at American Diagnostics Corporation was in biomedical technology, as well as in business and finance. From 1972 to 1977, Mr. Stone was an Assistant Professor of Biological Science at Crafton Hills College, Yucaipa, California.

         William V. Moding was appointed Vice President-Finance in June 1983 and was appointed Chief Financial Officer and Secretary in November 1983. Mr. Moding was elected a director of the Company in March 1985. He has a Master's Degree in Business Taxation from the University of Southern California. Mr. Moding has been a partner in the certified public accounting firm of Kanady & Moding since 1979. This C.P.A. firm has rendered financial accounting and consulting services to the Company since Techniclone's inception in 1981. From 1975 to 1979, Mr. Moding was a staff accountant with Deloitte, Haskins & Sells, Costa Mesa, California.

         Rudolph C. Shepard was appointed a director of Techniclone on December 24, 1985. Mr. Shepard is a member of the Compensation Committee of the Company. Mr. Shepard is a shareholder in the law firm of Stradling, Yocca, Carlson & Rauth, a Professional Corporation. Mr. Shepard's law firm has acted as the general corporate counsel for Techniclone. Mr. Shepard has been a shareholder of Stradling, Yocca, Carlson & Rauth since March 1, 1983.

         Clive R. Taylor, M.D., Ph.D., has served as a director of the Company since November 2, 1988. He is professor of pathology at the University of Southern California and Chairman of the Department of Pathology. Currently, Dr. Taylor serves as an Associate Director of Laboratories for the Los Angeles County Medical Center and is on the attending staff of the Kenneth Norris, Jr. Cancer Hospital and Research Institute. He received his M.D. degree from Cambridge University and his Ph.D. from Oxford University and is board certified by the American Board of Pathology in Anatomic and Clinical Pathology. He has been awarded numerous grants to engage in immunohistologic studies of various types of cancer. Dr. Taylor has authored more than 200 publications and ten books in the cancer field.

         Edward Joseph Legere II has served as a director of the Company since October 28, 1992. Mr. Legere is a member of the Compensation Committee of the Company. Mr. Legere has been President of Unified Management Corp., a business management and trade company, since September of 1992. Mr. Legere has been a Vice President of Legere Enterprises, Ltd., a Palm Beach, Florida, investment company and an affiliate of Techniclone (by stock ownership) since December of 1991. Mr. Legere holds a B.S. degree in international business from Florida Atlantic University in Boca Raton, Florida.

         Carmelo J. Santoro, Ph.D., served as a director of AST Research, Inc. since September 1990 and from June 1992 until November 1993 served as Chairman of the Board of AST Research, Inc., an Irvine, California based company which designs, manufactures, markets, services and supports a broad line of personal computers including desktop, notebook and server computer systems. In November 1993, Dr. Santoro was elected Vice Chairman of the Board of AST Research and served as such through December 1995. Dr. Santoro is Chairman and Chief Executive Officer of Platinum Software Corporation. Dr. Santoro was President and Chief Executive Officer of Silicon Systems, Inc. from 1982 through 1991 and was Chairman from 1984 through 1989, when Silicon Systems, Inc. was acquired by TDK Corporation of Tokyo, Japan. From 1980 to 1982, Dr. Santoro was Vice President, Integrated Circuits at the Solid State Division of RCA. In addition to Platinum Software Corporation, Dr. Santoro is currently a director of Dallas Semiconductor Corporation, S3, Inc. and Smartflex Systems, Inc.

         Directors are elected on an annual basis. The present term of office for each director will expire at the next Annual Meeting of Techniclone's shareholders, or at such time as his successor is duly elected. Directors do not receive separate compensation for fulfilling their duties as directors of Techniclone. There are no family relationships among Techniclone's officers and directors. Officers are elected annually and serve at the discretion of the Board of Directors.

         The Board of Directors of the Company held five meetings during the year ended April 30, 1996. The Board of Directors has established a standing Compensation Committee, which held one meeting in the year ended April 30, 1996. Each director attended at least seventy five percent (75%) of the aggregate number of meetings of the Board and of the Committees of which he was a member in the year ended April 30, 1996.

         The Compensation Committee reviews programs in the areas of employee and incentive compensation plans, administers the Company's Stock Purchase Plans, and reviews and makes recommendations to the Board of Directors with respect to base salary adjustments and bonuses for all officers and other key personnel of the Company. R. C. Shepard and Edward Joseph Legere II are currently the members of the Compensation Committee.

DIRECTOR'S COMPENSATION

         Directors who also are Company employees receive no compensation for serving as directors. No compensation is paid for attending meetings of Committees of the Board of Directors on which directors serve. Pursuant to the Company's 1993 Employee Stock Option Plan, each year each non-employee director is automatically granted an option to purchase 2,000 shares of Company stock at an exercise price that is equal to the fair market value of the shares on the date of grant. These options vest twenty percent (20%) on the first anniversary of the date of grant and 1/60 of the remaining amount each month thereafter. Upon joining the Board, each new non-employee director receives an option to purchase 10,000 shares, which becomes exercisable in full one year after the date of grant.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.
Officers, directors and greater than ten percent (10%) shareholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended April 30, 1996 the Company's officers, directors and all persons who own more than ten percent (10%) of a registered class of the Company's equity securities complied with all Section 16(a) filing requirements, with the following exceptions: Reports covering transactions during the fiscal year ended April 30, 1996 were filed late by Clive Taylor and Edward Joseph Legere II.

COMPENSATION OF EXECUTIVE OFFICERS

         The Company paid cash compensation to Lon H. Stone in the year ended April 30, 1996 of $162,000. In the year ended April 30, 1996 Mr. Stone was granted options to purchase 200,000 shares of stock under the Company's 1993 Stock Option Plan at an exercise price of $1.00 per share, which was the fair market value on the date of grant. These options vest in 1995 through 1998. Also during the year ended April 30, 1996, Mr. Stone was allocated options to purchase 400,000 shares of stock under the Company's 1996 Stock Incentive Plan. These options were granted contingent upon approval by the shareholders of the 1996 Plan and vest in 1996, 1998 and 2000. In 1991 the Board of Directors granted Lon H. Stone options to purchase 100,000 shares of the Common Stock of the Company at an exercise price of $0.275 per share (an aggregate option exercise price of $27,500). These options are exercisable in the event of a greater than fifty percent change of ownership of the Company. The value of the 100,000 shares subject to these options as of April 30, 1996 would have been $612,500 (assuming a stock price of $6.125 per share). As of the date hereof these options are not yet exercisable.

         Effective on November 1, 1994, the Company entered into an Employment Agreement with Lon H. Stone, Chief Executive Officer of the Company. The Agreement, which expires on September 30, 1999, provided for an initial annual base salary of $144,000 plus an annual incentive bonus at the discretion of the Board of Directors of the Company. The annual base salary under the Agreement was increased to $198,000 beginning on January 1, 1996. The Agreement also provides for a salary continuation payment plan in the event of employment termination prior to the expiration of the Agreement. If employment termination occurs due to death or disability, then one-half the existing salary rate is payable for a three year period or the remaining duration of the Agreement, whichever is longer. If termination is due to other than death, disability or reasonable cause, then the Company must pay a cash severance benefit equal to twice the annual salary rate, all unexercised outstanding stock options will immediately vest, the option stock will be issued and any applicable payroll withholding taxes will be paid by the Company as additional compensation to Mr. Stone. If termination occurs within two years of a twenty five percent (25%) or greater change in ownership of the Company, then the terms of the Agreement require payment of the annual base salary for the longer of three years or the remaining term of the Agreement.

         The following table sets forth compensation received for the year ended April 30, 1996, by the Company's Chief Executive Officer, and the other executive officers whose salary and bonus exceeded $100,000 for fiscal year ended April 30, 1996 (collectively, the "Named Officers"):

                                           SUMMARY COMPENSATION TABLE


                                              ANNUAL COMPENSATION       LONG-TERM COMPENSATION
                                           -------------------------    ----------------------
                                                                                AWARDS
                                                                                ------
                                                                              SECURITIES
                                                                              UNDERLYING
                                                                               OPTIONS
    NAME AND PRINCIPAL POSITION            YEAR    SALARY($)   BONUS             (#)
    ---------------------------            ----    ---------   -----          ----------
Lon H. Stone                               1996    $162,000     $-0-           $600,000 (A)
    Chairman of the Board  and             1995     112,200      -0-                -0-
    Chief Executive Officer                1994     108,600      -0-                -0-

-------------

(A) Represents options to purchase 200,000 shares granted in August 1995 which vest in 1995 through 1998 and 400,000 shares allocated under the Company's 1996 Plan. These shares vest contingent upon approval of the 1996 Plan by the shareholders of the Company, fifty percent in 1996, twenty-five percent in 1998 and twenty-five percent in 2000.

                                 OPTION GRANTS

         The following table provides information on option grants in the year ended April 30, 1996 to the Named Officers.


                                                              PERCENT
                                                       TOTAL OPTIONS GRANTED
                                  NUMBER SECURITIES             TO
                   GRANT         UNDERLYING OPTIONS      ALL EMPLOYEES IN          EXERCISE
    NAME           DATE              GRANTED (5)          FISCAL YEAR (3)      PRICE ($SHARE)(4)   EXPIRATION DATE
    ----           ----          ------------------    ---------------------   -----------------   ---------------
Lon H. Stone      8-31-95           200,000 (1)                12% (3)              $1.00              8-31-05
Lon H. Stone        (2)             400,000 (2)                (2)                  $5.00              1-19-06

------------

(1) These options vested 50,000 shares on August 31, 1995 and vest an additional 50,000 shares per year on August 31, 1996 through 1998.

(2) These options vest 200,000 shares upon shareholder approval of the 1996 Plan and vest an additional 100,000 shares on July 31, 1998 and 100,000 shares on January 31, 2000. These options were allocated contingent upon shareholder approval of the 1996 Plan. As of April 30, 1996, 1,295,000 shares were allocated for grant under the 1996 Plan.

(3) Options to purchase an aggregate of 366,550 shares were granted to all employees in the year ended April 30, 1996, including the Named Officers under the Company's 1993 Stock Option Plan.

(4) The exercise price may be paid in cash, or shares of the Company's Common Stock valued at fair market value on the date of exercise. All options are issued for an exercise price equal to fair market value on the date of grant. Fair market value is the closing price of the Company's Common Stock on the date of grant.

(5) Each option is subject to termination in the event of the optionee's termination of employment with the Company.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table provides information on option exercises in the year ended April 30, 1996 by the Named Officers and the value of unexercised options held by the Named Officers as of April 30, 1996.

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                SHARES ACQUIRED ON  VALUE REALIZED       UNEXERCISED OPTIONS AT                    OPTIONS
     NAME          EXERCISE (#)          ($)                  APRIL 30, 1996                 AT APRIL 30, 1996 (1)
     ----       ------------------  --------------    -----------------------------      -----------------------------
                                                      EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
                                                      -----------     -------------      -----------     -------------
Lon H. Stone           -0-               -0-            539,000          450,000         $3,301,375        $2,756,250

---------------

(1) The closing price of the Company's Common Stock on April 30, 1996 on NASDAQ was $6.125.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In the year ended April 30, 1996 the members of the Compensation Committee were R. C. Shepard and Edward Joseph Legere II, who are non- employee directors of the Company.


                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee is a standing committee of the Board of Directors of the Company. R.C. Shepard and Edward Joseph Legere are the current members of the Compensation Committee. The Compensation Committee is responsible for adopting and evaluating the effectiveness of compensation policies and programs for the Company and for making determinations regarding the compensation of the Company's executive officers, subject to review by the full Board of Directors.

         The following report is submitted by the members of the Compensation Committee with respect to the executive compensation policies established by the Compensation Committee and compensation paid or awarded to executive officers for the year ended April 30, 1996.

         Compensation Policies and Objectives. The Compensation Committee determines the Chief Executive Officer's compensation by taking into consideration (i) what other chief executive officers in the industry receive as compensation, (ii) the cash position of the Company, and (iii) what the Company can afford to pay. As the Company has a history of operating losses, no specific relationship of the Company's financial performance was used in determining the Chief Executive Officer's compensation. The Compensation Committee took into consideration the compensation of executive officers of ImmunoMedics, IDEC, ImmunoGen and NeoRx as its group within the industry for consideration of executive salaries. In addition, the Board utilized the J.Robert Scott, Coopers & Lybrand Executive Salary Survey in making its decision with respect to the Chief Executive Officer's compensation. While the Compensation Committee considers the salary of other executive officers in the industry important in the consideration of its decision with respect to the Chief Executive Officer's compensation, the controlling factors were clearly the cash position of the Company and what the Company can afford to pay. None of the other executive officers of the Company receive compensation for fulfilling their duties as officers.

         Stock Options and Equity-Based Programs. In order to align the financial interests of executive officers and other key employees with those of the shareholders, the Company grants stock options to its executive officers and other key employees on a periodic basis. Moreover, the Compensation Committee generally has followed the practice of granting options on terms which provide that the options become exercisable in cumulative annual installments, generally over a three-to-five-year period. The Compensation Committee believes that these features of the option grants not only provide an incentive for executive officers and other key employees to remain in the employ of the Company, but also make the Company's earnings performance and longer term growth in share prices important for the executives who receive stock options.

         During the year ended April 30, 1996, the Committee granted options to Lon H. Stone under the Company's 1993 Stock Option Plan. In addition, the members of the Compensation Committee, R.C. Shepard and Edward Joseph Legere were granted "formula grants" under the 1993 Stock Option Plan.

         During the year ended April 30, 1996, the Committee granted and allocated options subject to shareholder approval of the 1996 Plan to Lon H. Stone, C.E.O., William V. Moding, C.F.O., Dr. Alan L. Epstein, Director of Scientific Affairs, and Dr. Clive R. Taylor, Director of Medical Affairs, as well as to other key employees, which were designed to increase management ownership of the Company's Common Stock and provide them with a continuing interest in the Company's share performance.

         Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report, and the performance graph below, shall not be incorporated by reference into any such filings.

         Stock Option Plans. Techniclone has five stock option plans, (i) the 1982 Stock Option Plan (the "1982 Plan"), (ii) the Incentive Stock Option, Nonstatutory Stock Option and Restricted Stock Purchase Plan - 1986 (the "1986 Plan"), (iii) Incentive Stock Option and Nonqualified Stock Option Plan-1993 (the "1993 Plan"), (iv) the Cancer Biologics Incorporated, Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan - 1987
(the "CBI Plan") and (v) the 1996 Stock Incentive Plan (the "1996 Plan").   The
purpose of the Plans is to enable Techniclone to attract and retain employees and consultants of ability and to motivate such persons to use their best efforts on behalf of the Company and its subsidiaries by providing them with equity participation in the Company. Pursuant to the 1982 Plan, 450,000 shares of Common Stock were reserved for issuance upon the exercise of options granted to key officers, directors, consultants and employees. Pursuant to the 1986 Plan, 500,000 shares of Common Stock were reserved for issuance upon the exercise of options granted to key employees, including officers and directors who are employees of the Company. Pursuant to the CBI Plan, 2,000,000 shares of Common Stock were reserved for issuance upon exercise of options. Pursuant to the 1993 Plan, 750,000 shares of Common Stock are reserved for issuance upon the exercise of options to employees of the Company. Pursuant to the 1996 Plan, 4,000,000 shares of Common Stock are reserved for issuance upon the exercise of options. Certain options granted under the 1986 Plan, the 1982 Plan, the CBI Plan and the 1993 Plan and to be issued under the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986. At April 30, 1996, stock options to purchase 444,000 shares had been granted under the 1982 Plan, stock options to purchase 486,000 shares had been granted under the 1986 Plan, stock options to purchase 1,972,000 shares had been granted under the CBI Plan and assumed by the Company, stock options to purchase 701,205 shares had been granted under the 1993 Plan and stock options to purchase 1,295,000 shares had been allocated for grant under the 1996 Plan subject to shareholder approval of the 1996 Plan. The

1982, 1986 and CBI Plans have been terminated by the Board of Directors with respect to the grant of additional options under such Plans. The CBI Plan was assumed by the Company in connection with the merger of Cancer Biologics Incorporated with and into the Company.

         The 1982, 1986, CBI Plan, 1993 and 1996 Plans are administered by the Compensation Committee which determines the terms of options granted under the Plans, including the exercise or purchase price, conditions of purchase (including repurchase rights in favor of the Company), number of shares subject to the option or right and the exercisability thereof. Except with respect to the 1996 Plan, the exercise price of all options granted under the Plans must be at least equal to the fair market value of such shares on the date of grant and the maximum term of each option is ten years.

         No options were granted to officers or directors during the year ended April 30, 1996 under the 1982 Plan. On January 31, 1996, Dr. Clive Taylor exercised options to purchase 60,000 shares under the 1982 Plan, at an exercise price of $1.00 per share. No other person holds options to purchase shares of Common Stock under the 1982 Plan.

         No options were granted or exercised by officers or directors during the year ended April 30, 1996 under the 1986 Plan. As of April 30, 1996, Lon Stone held options to purchase a total of 260,000 shares at $.275 per share.
Of the options to purchase 260,000 shares, options to purchase 160,000 shares became vested in February 1994 by reason of the Company's achievement of certain financial goals and the remaining options to purchase 100,000 shares are exercisable by Mr. Stone only in the event of a major change in ownership of the Company. Options to purchase a total of 350,000 shares are outstanding under the 1986 Plan. Options outstanding under the 1986 Plan expire at various dates through 2003. No stock purchase rights have been granted under the 1986 Plan in the year ended April 30, 1996.

         No options were granted or exercised by officers or directors during the year ended April 30, 1996 under the CBI Plan. Options to purchase 1,327,200 shares are outstanding under the CBI Plan, all of which were exercisable as of April 30, 1996. Options outstanding under the CBI Plan expire in 2003.

         During the year ended April 30, 1996, Lon Stone was granted options to purchase 200,000 shares of stock under the Company's 1993 Stock Option Plan at an exercise price of $1.00 per share, which was the fair market value on the date of grant. These options vest in 1995 through 1998. R.C. Shepard and Edward Joseph Legere II were granted "formula grants" under the 1993 Plan to purchase 2,000 shares of Common Stock of the Company. These grants vest twenty percent (20%) on the first anniversary of the date of grant and 1/60 of the remaining amount each month thereafter. No options were exercised by officers or directors during the year ended April 30, 1996 under the 1993 Plan. Options to purchase 560,550 shares are outstanding under the 1993 Plan, of which 262,850 shares were exercisable as of April 30, 1996. Options outstanding under the 1993 Plan expire at various dates through 2005.

         During the year ended April 30, 1996, Lon Stone was allocated options to purchase 400,000 shares and William Moding was allocated options to purchase 320,000 shares under the Company's 1996 Plan. These stock options allocated to Mr. Stone and Mr. Moding vest, subject to shareholder approval of the 1996 Plan, fifty percent (50%) in 1996, vest twenty-five percent (25%) in 1998 and vest twenty-five percent (25%) in 2000. During the year ended April 30, 1996, Dr. Clive Taylor was allocated options to purchase 320,000 shares under the Company's 1996 Plan. These options vest, subject to shareholder approval of the 1996 Plan, 80,000 shares in 1998, 80,000 shares in 2000 and 160,000 shares in 2001. As of April 30, 1996 options to purchase an aggregate of 1,295,000 shares were allocated under the 1996 Plan. All options issued under the 1996 Plan were issued contingent upon shareholder approval of the 1996 Plan.

         Certain Relationships and Related Transactions. During the fiscal year ended April 30, 1996, the Company incurred and paid expenses of $89,000 to Kanady & Moding C.P.A.'s, an accounting firm in which

Mr. William V. Moding, an executive officer and director of the Company, is a partner, for accounting and consulting services rendered to the Company. Similar expenses in the amount of $60,000 and $62,800 were incurred and paid to Mr. Moding's firm during the fiscal year ended April 30, 1995 and 1994, respectively.

         During the year ended April 30, 1996, the Company incurred expenses of $145,781 ($65,495 of which remained due and payable at April 30, 1996) to Stradling, Yocca, Carlson & Rauth, a law firm in which Mr. R .C. Shepard, an officer and director of the Company, is an officer and shareholder which renders legal services to the Company. Similar expenses in the amount of $89,333 and $149,764 were incurred to Mr. Shepard's firm during the year ended April 30, 1995 and 1994, respectively. In December of 1991, Mr. Shepard's law firm refinanced $258,500 in cumulative unpaid legal fees into a long-term note receivable from the Company. This note was convertible at the option of the holder, at any time prior to the due date, into 235,000 shares of Techniclone Common Stock. On January 2, 1996, Stradling, Yocca, Carlson & Rauth converted the note into 235,000 shares of Common Stock of the Company.

                              COMPANY PERFORMANCE

         The following graph shows a comparison of cumulative total returns for the Company, NASDAQ Market Index and NASDAQ Peer group for the period that commenced on April 30, 1991 and ended April 30, 1996.


                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                             (NASDAQ MARKET INDEX)





         The total cumulative returns on investment shown for the Company, the NASDAQ Market Index and Peer Group Index are based on the assumptions that on May 1, 1991, $100 was invested in the Company's Common Stock and in each Index and that all dividends were reinvested.

         The Peer Group chosen were companies in the NASDAQ Market Index with the Standard Industrial Classification Code 2836 (Biological Products, except diagnostic substances). The Peer Group included the following issuers:
Advanced Tissue Sciences, American Biogenetic Sciences, Amgen Inc., Anergen Inc., Aphton Corp., Applied Microbiology Inc., Biogen Inc., Biomatrix Inc., Biomira Inc., Biotime Inc., Cel-Sci Corp., Cell Genesys Inc., Celox Laboratories, Inc., Creative Biomolecules, Cryolife, Inc., Cypress Bioscience, Inc., Cytotherapeutics Inc., Cytrx Corporation, DNX Corporation, Embrex Inc., Enzon Inc., Galagen, Inc., Genelabs Technologies, Genmedicine, Inc., Genetics Institute Inc., Genta, Incorporated, Gilead Sciences Inc., Gilatech, Inc., Houghten Pharamaceuticals, Human Genome Sciences, Hybridon, Inc., Idec Pharmaceuticals CP, IGI Inc, Imclone Systems Inc., Immune Response Corp., Immunex Corp., Innovir Laboratories Inc., Insite Vision Inc., Interferon Sciences, Inc., Lifecell Corporation, Lifecore Biomedical Inc., Magainin Pharmaceuticals, Medarex Inc., Medimmune Inc., Nabi Inc., Neurex Corp., Neurobioligical Technology, North American Vaccine, Northfield Laboratories, NYER Medical Group, Inc., Oravax, Inc., Protein Design Labs Inc., Repligen Corp., Ribi Immunochem Res Inc., Semetek Plc Adr, Seragen Inc., Serologicals CP, Somatix Therapy Corp., Somatogen Inc., Syntro Corp., Targeted Genetics CP, Techne Corp., Titan Pharmaceutical Inc., Univax Biologics Inc., Viagene Inc., Vical Inc. and Zonagen Inc. Management believes that an actual Peer Group for the Company would be difficult to identify because the Company is a development stage research and development Company with a limited operating history.

                                  PROPOSAL TWO

                          REINCORPORATION IN DELAWARE


INTRODUCTION

         For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the state of incorporation of the Company from California to Delaware (the "Reincorporation Proposal" or the "Proposed Reincorporation"). Shareholders are urged to read carefully the following sections of this Proxy Statement, including the related exhibits, before voting on the Reincorporation Proposal. Throughout this Proxy Statement, the term "Techniclone California" refers to the existing California corporation and the term "Techniclone Delaware" refers to the new Delaware corporation, a wholly-owned subsidiary of Techniclone California that has been formed under the name "TECHNICLONE CORPORATION," in preparation for the Proposed Reincorporation and which is the proposed successor to Techniclone California.

         The Reincorporation Proposal will be effected by merging Techniclone California into Techniclone Delaware (the "Merger"), which is to be effected in accordance with the terms of an Agreement and Plan of Merger, a form of which is attached hereto as Exhibit A (the "Merger Agreement"). Upon completion of the Merger, (i) Techniclone California will cease to exist; (ii) Techniclone Delaware will operate the business of the Company under the name "TECHNICLONE CORPORATION"; (iii) each outstanding share of Techniclone California Common Stock will be converted automatically into one share of Techniclone Delaware Common Stock and each outstanding share of Techniclone California Class B Preferred Stock will be converted automatically into one share of Techniclone Delaware Class B Preferred Stock and, as a result, the shareholders of Techniclone California automatically will become the stockholders of Techniclone Delaware; (iv) the shareholders' rights, as stockholders of Techniclone Delaware and no longer as shareholders of Techniclone California, will be governed by Delaware law and the Certificate of Incorporation and Bylaws of Techniclone Delaware, rather than by California law, and the existing Restated Articles of Incorporation, as amended, and the Bylaws of Techniclone California; (v) all options and rights to purchase shares of Techniclone California's Common Stock automatically will be converted into options or rights to acquire an equal number of shares of Techniclone Delaware's Common Stock; (vi) no change will occur in the physical location, business, management, assets, liabilities or net worth of the Company; and (vii) the incumbent directors and officers of Techniclone California will serve in their respective capacities as directors and officers of Techniclone Delaware.

         The shareholders' approval of the Proposed Reincorporation will constitute their approval of all of the provisions of the Certificate of Incorporation and Bylaws of Techniclone Delaware, including those provisions creating a class of authorized, but unissued, shares of preferred stock; provisions relating to the limitation of director liability and expanded scope of indemnification of directors, officers and key employees under Delaware law; and provisions having "anti-takeover" implications, which may be of significance to the Company and its shareholders in the future. The governance of Techniclone Delaware by Delaware law and the Certificate of Incorporation and Bylaws of Techniclone Delaware will or may, in the future, alter certain rights of the shareholders. See "The Charters and Bylaws of Techniclone California and Techniclone Delaware" and "Significant Differences Between the Corporations Laws of California and Delaware."

         Pursuant to the Merger Agreement, each outstanding share of Techniclone California Common Stock, no par value, automatically will be converted into one share of Techniclone Delaware Common Stock, $0.001 par value, upon the filing of the Merger Agreement and related documentation with both Delaware's and California's respective Secretaries of State (the "Effective Date"). Each stock certificate representing issued and outstanding shares of Techniclone California Common Stock will continue to represent the same number of shares of Common Stock of Techniclone Delaware. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING TECHNICLONE CALIFORNIA STOCK CERTIFICATES FOR TECHNICLONE DELAWARE STOCK CERTIFICATES. Shareholders may, however, exchange their certificates if they so choose. The Common Stock of Techniclone California is listed for trading on NASDAQ ("NASDAQ"). Before the Merger, the shares of Techniclone Delaware's Common Stock will be pre-qualified for such listing on NASDAQ under the same symbol "TCLN" as the shares of Techniclone California Common Stock are traded on NASDAQ. After the Merger, Techniclone Delaware's Common Stock will be traded on NASDAQ without any interruption having occurred to the trading of the Techniclone California's Common Stock because of the Merger.

         As part of the Proposed Reincorporation, Techniclone Delaware will assume all of the obligations of Techniclone California under the 1982 Stock Option Plan, the Incentive Stock Option, Non-Statutory Stock Option and Restricted Stock Purchase Plan - 1986, the Incentive Stock Option and Nonqualified Stock Option Plan - 1993, the Cancer Biologics Incorporated Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan - 1987 and the 1996 Stock Incentive Plan (collectively, the "Plans"). If the shareholders approve the Proposed Reincorporation, outstanding stock options to purchase Techniclone California Common Stock assumed under the Plans will be exercisable for equivalent shares of Techniclone Delaware Common Stock, and all parties having participated in the Plans and holding such options will be entitled to purchase shares of Techniclone Delaware Common Stock. As part of the Proposed Reincorporation, Techniclone Delaware also will assume all other employee benefit plans and arrangements of Techniclone California. The shareholders' approval of the Proposed Reincorporation will constitute their approval of the assumption by Techniclone Delaware of the Plans and all other employee benefit plans and arrangements of Techniclone California.

         Under California law, the affirmative vote of a majority of the outstanding shares of Common Stock of Techniclone California and a vote of a majority of the outstanding shares of Class B Preferred Stock of Techniclone California each voting as separate classes is required for approval of the Merger Agreement and the other terms of the Proposed Reincorporation. See "Vote Required for the Reincorporation Proposal." The Proposed Reincorporation has been unanimously approved by Techniclone California's Board of Directors. If approved by the shareholders, and if certain other conditions set forth in the Merger Agreement are satisfied, the Proposed Reincorporation will become effective upon the Effective Date. The Board of Directors intends that the Proposed Reincorporation be consummated as soon as practicable following the Annual Meeting of Shareholders. Nonetheless, the Merger Agreement allows for the Board of Directors to abandon or postpone the Proposed Reincorporation or to amend the Merger Agreement (except that its principal terms may not be amended without shareholder approval) either before or after the shareholders' approval has been obtained and before the Effective Date, if circumstances arise causing the Board of Directors to deem either such action advisable.

         Shareholders of Techniclone California will have no dissenters' rights of appraisal with respect to the Reincorporation Proposal. See "Significant Differences Between the Corporation Laws of California and Delaware -- Appraisal Rights."

         The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation of Techniclone Delaware (the "Certificate of Incorporation") and the Bylaws of Techniclone Delaware (the "Bylaws"), copies of which are attached hereto as Exhibits A, B and C, respectively. As soon as practicable following approval of the Reincorporation Proposal by the holders of a majority of the outstanding shares of Techniclone California's Common Stock and a majority of the outstanding shares of Techniclone California's Class B Preferred Stock, the Certificate of Incorporation will be filed with the Delaware Secretary of State immediately prior to the effectiveness of the Merger. In addition, the Bylaws of Techniclone Delaware will be those in effect immediately prior to the effectiveness of the Merger.

         APPROVAL BY SHAREHOLDERS OF THE PROPOSED REINCORPORATION WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE CERTIFICATE OF INCORPORATION AND THE BYLAWS OF TECHNICLONE DELAWARE, AND ALL PROVISIONS THEREOF.

VOTE REQUIRED FOR THE REINCORPORATION PROPOSAL

         The affirmative vote of the holders of a majority of the outstanding shares of Techniclone California's Common Stock and a majority of the shares of Techniclone California's Class B Preferred Stock entitled to vote will be required for approval of the Reincorporation Proposal, which also will constitute approval of (i) the Merger Agreement, the Certificate of Incorporation and the Bylaws of Techniclone Delaware, (ii) the assumption of Techniclone California's Plans by Techniclone Delaware, (iii) the creation of a class of preferred stock which is provided for in the Certificate of Incorporation and which will be available for issuance in the future at such times and on such terms as the Board of Directors shall determine, without the requirement of further action on the part of the stockholders of the Company,
(iv) the increase in the authorized number of shares of Common Stock of the Company, and (v) revisions in the Company's indemnification agreements with its officers and directors to conform such agreements to Delaware law.
Accordingly, abstentions and broker non-votes will have the same effect as votes against the proposal. Proxies solicited by management will be voted FOR approval of the Proposed Reincorporation.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED REINCORPORATION.

PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

         Advantages of Delaware Corporation Law. For many years, Delaware has followed a policy of encouraging incorporation under its jurisdiction. In furtherance of that policy, Delaware has long been the leading state in adopting, construing and implementing comprehensive and flexible corporate laws responsive to the legal and business needs of corporations. As a result, Delaware's Corporation Law has become widely regarded as the most extensive and well-defined body of corporate law in the United States. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. Moreover, the Delaware courts have rendered a substantial number of decisions interpreting and explaining Delaware law. The Proposed Reincorporation accordingly will be beneficial to the Company in that it will give the Company
(i) a greater degree of predictability and certainty regarding how the Company's affairs should be conducted in order to comply with applicable laws (such predictability and certainty resulting from a large body of case law decided under those laws), and (ii) the comfort and security resulting from the Company's awareness of the responsiveness of Delaware's legislature and courts to the needs of corporations organized under Delaware's jurisdiction. For these reasons, many United States corporations that have initially chosen their home state for their state of incorporation have subsequently changed their corporate domicile to Delaware in a manner similar to the Proposed Reincorporation.

         Anti-takeover Implications. Delaware, like many other states, permits a corporation to adopt a number of measures (through amendment of the corporate charter or bylaws or otherwise) designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The Reincorporation Proposal is not being proposed in order to prevent any known attempt to acquire control of the Company, obtain representation on the Board of Directors or take any significant action affecting the Company. These measures, which would enhance the ability of the Board of Directors to negotiate with an unsolicited bidder, include, but are not limited to, the adoption of severance agreements for the Company's management and key employees that become effective upon the occurrence of a change in control of the Company and the designation and issuance of preferred stock, the rights and preferences of which are determined by the Board of Directors. Although these measures may be implemented under California law, substantial judicial precedent exists in the Delaware courts as to the legal principles applicable to such defensive measures and as to the conduct of the Board of Directors under the business judgment rule with respect to unsolicited takeover attempts. In the context of a future unsolicited takeover event, such precedent will give the Board of Directors greater assurance and confidence that the defensive strategies and conduct of the Board of Directors are in full compliance with applicable laws and will be effective under the circumstances.

         Certain effects of the Proposed Reincorporation may be considered to have anti-takeover implications. Section 203 of the Delaware General Corporation Law, to which Techniclone Delaware would be subject, restricts certain "business combinations" with "interested shareholders" for three (3) years following the date on which a person becomes an interested shareholder, unless the Board of Directors approves the business combination. See "Significant Differences Between the Corporation Laws of California and Delaware -- Shareholder Approval of Certain Business Combinations."

         The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because:

         1. A non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices.

         2. A non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids.

         3. A non-negotiated takeover bid may involve the acquisition of only a controlling interest in the Company's stock, without affording all shareholders the opportunity to receive the same economic benefits.

         By contrast, in a transaction in which an acquiror must negotiate with an independent board of directors, such board of directors can and should take account of the underlying and long-term values of the Company's assets, the possibilities for alternative transactions on more favorable terms, the possible advantages of a tax-free reorganization, the anticipated favorable developments in the Company's business not yet reflected in the stock price and the equality of treatment of all the Company's shareholders.

         Directors' Liability and Indemnification. Over the past decade, the frequency and magnitude of claims and litigation against directors and officers of corporations have increased. Over the same period, the cost of directors' and officers' insurance policies has increased substantially, with the amount of risk covered by such policies having significantly decreased. As a result, and because potential personal liability associated with service as a director or officer of a corporation can be significant, it has become increasingly difficult for corporations to find and retain talented and experienced directors and officers. The Board of Directors believes that the Proposed Reincorporation will enable the Company to reduce the potential personal liability of members of the Board of Directors associated with their service as directors and to expand the scope of the Company's indemnification of its directors and officers, which should enable the Company to continue finding and retaining talented and experienced directors and officers.

POSSIBLE DISADVANTAGES

         Despite the unanimous belief of the Board of Directors that the Proposed Reincorporation is in the best interests of the Company and its shareholders, it should be noted that Delaware law has been criticized by some commentators on the grounds that it does not afford minority shareholders the same substantive rights and protections available in a number of other states.

         The Proposed Reincorporation also may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt that is not approved by the Board of Directors. A majority of the shareholders may deem such attempts to be in their best interests because the possible takeover could cause shareholders to receive a substantial premium for their shares over their then current market value or over the shareholders' cost basis in such shares. As a result of such effects of the Proposed Reincorporation, shareholders who might wish to participate in a tender offer may not have an opportunity to do so. In addition, to the extent that the Proposed Reincorporation will enable the Board of Directors to resist a takeover or a change in control of the Company, the Proposed Reincorporation could make it more difficult to change the existing Board of Directors and management.

         For a comparison of shareholders' rights and the powers of management under Delaware and California law, see "Significant Differences Between the Corporation Law of California and Delaware."

NO CHANGE IN THE BOARD MEMBERS, BUSINESS, MANAGEMENT, EMPLOYEE PLANS OR LOCATION OF PRINCIPAL FACILITIES OF THE COMPANY

         The Proposed Reincorporation will effect only a change in the legal domicile and name of the Company, and increase the authorized number of shares of Common Stock of the Company and provide for the creation of a class of preferred stock which will be available for issuance in the future on such terms as the Board of Directors shall determine, and other changes of a legal nature, certain of which are described in this Proxy Statement. The Proposed Reincorporation will NOT result in any change in the business, management, fiscal year, assets or liabilities or location of the principal facilities of the Company. The six (6) directors who are elected at the Annual Meeting of Shareholders will become the directors of Techniclone Delaware. All the Plans and all other employee benefit plans of Techniclone California will be continued by Techniclone Delaware and upon the Effective Date each option issued pursuant to such Plans automatically will be converted into an option to purchase the same number of shares of Techniclone Delaware Common Stock, at the same price per share, under the same terms and subject to the same conditions as set forth in such Plans. Shareholders should note that their approval of the Reincorporation Proposal also will constitute their approval of the assumption of the Plans by Techniclone Delaware. Other employee benefit arrangements of Techniclone California also will be continued by Techniclone Delaware under the terms and subject to the conditions currently in effect. As noted above, after the Merger, the shares of Common Stock of Techniclone Delaware will continue to be traded, without interruption, in the same principal market and under the same symbol "TCLN" as the shares of Common Stock of Techniclone California were traded before the Merger.

THE CHARTERS AND BYLAWS OF TECHNICLONE CALIFORNIA AND TECHNICLONE DELAWARE

         The provisions of the Techniclone Delaware Certificate of Incorporation and Bylaws are similar to those of the Techniclone California Articles of Incorporation and Bylaws, except that the Certificate of Incorporation of Techniclone Delaware provides that the authorized number of shares of Common Stock is 50,000,000 (30,000,000 for Techniclone California) and the authorized number of shares of preferred stock is 5,000,000 (100,000 for Techniclone California), and certain other changes of a legal nature. The Reincorporation Proposal includes the implementation of certain other provisions in the Techniclone Delaware Certificate of Incorporation and Bylaws that are not included in Techniclone California's Articles of Incorporation or Bylaws. The material differences between Techniclone California's Articles of Incorporation and Bylaws and Techniclone Delaware's Certificate of Incorporation and Bylaws are described below. Certain changes altering the rights of shareholders and powers of management could be implemented in the future by amendment of the Certificate of Incorporation following shareholder approval, and certain of such changes could be implemented by amendment of the Bylaws of Techniclone Delaware without shareholder approval. For a discussion of such changes, see "Significant Differences Between the Corporation Law of California and Delaware." Approval by the shareholders of the Proposed Reincorporation will constitute an approval of the inclusion in the Techniclone Delaware Certificate of Incorporation and Bylaws of each of the provisions described below, including the provisions relating to the authorized number of shares of Common Stock and the class of preferred shares. This discussion of the Certificate of Incorporation and Bylaws of Techniclone Delaware is qualified by reference to Exhibits B and C hereto, respectively.

         Name Change. The Articles of Incorporation of Techniclone California provide that the name of the Company is "TECHNICLONE INTERNATIONAL CORPORATION." The Certificate of Incorporation for Techniclone Delaware provides that the name shall be "TECHNICLONE CORPORATION" Accordingly, if the Reincorporation Proposal is approved, the name of the Company shall be changed to "TECHNICLONE CORPORATION" upon the effectiveness of the Merger.

         Size of Board of Directors. See "Significant Differences Between the Corporation Laws of California and Delaware -- Size of the Board of Directors."

         Authorized Stock. The Articles of Incorporation of Techniclone California authorize 30,000,000 shares of Common Stock, no par value, and 100,000 shares of Preferred Stock, $1.00 par value per share. The Certificate of Incorporation of Techniclone Delaware will provide for 50,000,000 shares of Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock, with a par value of $.001 per share. Of the 5,000,000 shares of Preferred Stock authorized by the Certificate of Incorporation of Techniclone Delaware 5,000 shares will be designated Class B Convertible Preferred Stock with rights, preferences and privileges identical to the rights, preferences and privileges of the Class B Preferred Stock of Techniclone California. The Certificate of Incorporation of Techniclone Delaware authorizes the Board of Directors of Techniclone Delaware to fix the rights, preferences, privileges and restrictions of one or more series of the authorized shares of Preferred Stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, without further vote or action by the shareholders. Although the Board has no present intention of doing so, issuance of the authorized Preferred Stock with terms giving it substantial voting power, conversion or other rights could have the effect of (i) delaying, deferring or preventing a change in control of the Company or (ii) otherwise modifying the rights of holders of the Company's Common Stock. See "Preferred Stock of Techniclone Delaware."

         Common Stock of Techniclone Delaware. Of the authorized shares of Common Stock of Techniclone Delaware, 21,042,409 shares will be issued upon conversion of the outstanding shares of Techniclone California's Common Stock in the Proposed Reincorporation and 3,532,750 shares of Common Stock will be reserved for issuance under the Plans to be assumed by Techniclone Delaware.
Of the authorized shares of Preferred Stock of Techniclone Delaware 3,900 shares will be issued upon conversion of the outstanding shares of Techniclone California's Class B Preferred Stock in the Proposed Reincorporation. The balance, 25,424,841 shares of Common Stock, and 4,996,100 shares of Preferred Stock, of Techniclone Delaware will be available for issuance from time to time in connection with acquisitions of other businesses, to raise additional capital or for other corporate purposes, without further action by the stockholders of Techniclone Delaware. At this time, there are no specific plans or commitments or any agreements or arrangements for the issuance of any of these remaining shares.

         Preferred Stock of Techniclone Delaware. The remaining shares of Preferred Stock of Techniclone Delaware will be issuable from time to time in one or more series as determined by the Board of Directors of Techniclone Delaware without further vote or action by the stockholders. Dividend rates, conversion rights, if any, liquidation preferences, rights and terms of redemption (including sinking fund provisions) and redemption prices will also be determined by the Board of Directors of Techniclone Delaware at the time that preferred stock, if any, is issued.

         The Board of Directors believes that the availability of authorized but unissued preferred stock can be of considerable value by providing an alternative form of consideration in connection with the raising of capital or the acquisition of other businesses through the issuance of securities of Techniclone Delaware, the terms and characteristics of which can be determined by the Board of Directors at the time of actual issuance based on market conditions and to meet other circumstances then existing.

         If the Reincorporation Proposal is approved by the Company's shareholders and the Proposed Reincorporation is consummated, no further stockholder vote or action will be necessary for the issuance of the Preferred Stock, unless required by Delaware law or NASDAQ rules. In general, Delaware law and NASDAQ rules would require that the issuance of shares of Preferred Stock in a merger or business combination or other transaction be approved by the Company's stockholders at an annual or a special meeting of the stockholders if the Preferred Stock could be converted into a number of shares of Common Stock that would increase the shares of Common Stock outstanding by twenty percent (20%) or more. The Board of Directors of Techniclone Delaware will determine matters such as the Preferred Stock dividend rights, conversion ratios, voting rights, redemption prices, and similar matters. The issuance of shares of Preferred Stock may affect the rights of existing stockholders by diluting their percentage interests of Common Stock, if the Preferred Stock is convertible into Common Stock; granting the holders of Preferred Stock preferences as to dividends or proceeds of liquidation; and diluting their voting rights if the Preferred Stock provides for voting rights.

         The availability of authorized but unissued shares of Preferred Stock could affect the ability of a third party to gain voting control of the Company, because the Board of Directors would be able to authorize the issuance, in a private placement or otherwise, of shares of Preferred Stock with voting rights to one or more persons and, thereby, dilute the voting power of a potential acquiror without first having to obtain stockholder approval. Additionally, unissued shares of Preferred Stock would be available in connection with the adoption of a stockholders' rights plan pursuant to which the Company would be able to issue to existing stockholders rights to purchase Preferred Stock that could be issued in circumstances that would dilute the equity position of a potential acquiror. In either of these situations, the issuance of shares of Preferred Stock could adversely affect a potential takeover bid.

         At this time, there are no specific plans, commitments, agreements or arrangements to issue any shares of Preferred Stock, either as defensive or anti-takeover measures or for any other purpose.

         Monetary Liability of Directors. The Articles of Incorporation of Techniclone California and the Certificate of Incorporation of Techniclone Delaware both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the laws of each corporation's respective state of incorporation. The provision eliminating monetary liability of directors set forth in the Certificate of Incorporation of Techniclone Delaware is potentially more expansive in that it incorporates future amendments to Delaware law with respect to the elimination of such liability. See "Significant Differences Between The Corporation Laws of California and Delaware -- Indemnification and Limitation of Liability."

         Shareholder Voting by Ballot. The Articles of Incorporation of Techniclone California contain no provision relating to shareholder election of directors by ballot. Techniclone California's Bylaws, however, provide that the election of directors at shareholders' meetings may be by voice or ballot, unless before such vote a shareholder demands a vote by ballot, in which case such vote must be by ballot. The Certificate of Incorporation of Techniclone Delaware provides that election of directors need not be by written ballot.
See "Significant Differences Between the Corporation Laws of California and Delaware -- Voting by Ballot."

         Certain Anti-Takeover Provisions. The Bylaws of Techniclone California provide that shareholders may take action either at a duly called and held meeting or by written consent of the shareholders and that the record holders of ten percent (10%) or more of the outstanding shares of Techniclone California Common Stock ("10% shareholders") may call a special meeting of the shareholders to take action on any matter upon which shareholders of a California corporation may vote, which include the election and removal of directors, the amendment of the articles of incorporation or bylaws of a corporation and mergers, reorganizations and business combinations. The Certificate of Incorporation and Bylaws of Techniclone Delaware provide that the shareholders may only take action at a duly called and held meeting of stockholders and not by written consent and that stockholders may not call special meetings of stockholders. These provisions will make it more difficult to effect a takeover of the Company by means of certain transactions, such as a merger or sale of substantially all the Company's assets, or by a proxy contest, by requiring a shareholders' meeting to be held before such a transaction can be consummated and by delaying any such meeting until the next annual or special meeting of stockholders is called by action of the Board of Directors.

         Delaware Law provides other anti-takeover protection through Section 203 of the Delaware General Corporation Law. See "Significant Differences Between the Corporation Laws of California and Delaware -- Shareholder Approval of Certain Business Combinations."

COMPLIANCE WITH DELAWARE AND CALIFORNIA LAW

         California. Following the Annual Meeting of Shareholders, if the Reincorporation Proposal is approved, the Company will submit the Merger Agreement to the office of the California Secretary of State for filing.

         Delaware. Following the Annual Meeting of Shareholders, if the Reincorporation Proposal is approved, the Company will submit the Merger Agreement to the office of the Delaware Secretary of State for filing.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

         The General Corporation Laws of California and Delaware differ in many respects. It is not practical to summarize all of such differences in this Proxy Statement, but some of the principal differences that could materially affect the rights of shareholders are discussed below.

         Size of the Board of Directors. The Bylaws of Techniclone California provide for a Board of Directors of seven (7) members, with the exact number currently set at six (6) directors. Under California law, although changes in the number of directors must in general be approved by a majority of the outstanding shares, the Board of Directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if that stated range has been approved by the shareholders. Delaware law permits the Board of Directors alone to change the authorized number of directors unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by the shareholders). The Certificate of Incorporation of Techniclone Delaware provides that the number of directors shall be designated in the manner provided in the Bylaws and authorizes the Board of Directors to make, alter, amend or repeal the Bylaws. The Bylaws of Techniclone Delaware provide for a Board of Directors from six (6) to eleven (11) members, with the exact number of members of the Board to be set at six (6) and such number may be changed from time to time by resolution adopted by the Board of Directors. Following the Proposed Reincorporation, the Board of Directors of Techniclone Delaware could (although it has no current intention to do so) change the number of directors without shareholder approval. If the Reincorporation Proposal is approved, the six (6) directors of Techniclone California who are elected at the Annual Meeting of Shareholders will continue as the directors of Techniclone Delaware after the Proposed Reincorporation is consummated.

         Cumulative Voting. Under California law, if any shareholder has given notice of his or her intention to cumulate votes for the election of directors, any other shareholder of the corporation also is entitled to cumulative his or her votes at such election. Beginning in 1990 under California law, corporations such as Techniclone California that have eight hundred (800) or more shareholders of record and have their stock listed may eliminate such cumulative voting rights by adopting amendments to their articles and bylaws, which amendments must be approved by the shareholders. Under Delaware law, cumulative voting in the election of directors is not mandatory and not allowed unless specifically provided for in a corporation's certificate of incorporation. The Certificate of Incorporation and Bylaws of Techniclone Delaware do not permit cumulative voting and, therefore, the stockholders of Techniclone Delaware will not have cumulative voting rights.

         Classified Board of Directors. A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. Under California law, directors generally are elected annually, but corporations that have eight hundred (800) or more shareholders of record and have their stock listed may designate a classified board by adopting amendments to their articles and bylaws, which amendments must be approved by the shareholders. Delaware law permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. This method of electing directors makes a change in the composition of the board of directors and a potential change in control of a corporation a lengthier and more difficult process. The Certificate of Incorporation and Bylaws of Techniclone Delaware, as currently is the case with Techniclone California's Articles of Incorporation and Bylaws, do not provide for a classified board of directors.

         Written Consent of Shareholders. Both the California and Delaware General Corporation Laws provide that the shareholders of a corporation may take action by written consent without a meeting, unless the corporation's charter documents provide otherwise. The Articles of Incorporation and Bylaws of Techniclone California do not prohibit shareholder actions by written consent, and accordingly, the shareholders of Techniclone California may take action without a meeting. The Certificate of Incorporation and Bylaws of Techniclone Delaware explicitly prohibit shareholder actions by written consent. As a result, the shareholders of Techniclone Delaware will be able to take action only at a duly called meeting of the shareholders.

         The provision which prohibits shareholder action by written consent would give all shareholders of the Company the opportunity to participate in determining any proposed shareholder action and would prevent the holders of a majority of the voting power of the Company from using the written consent procedure to take shareholder action. Persons attempting unfriendly takeovers of corporations have attempted to use written consent procedures in order to deal directly with the shareholders and avoid negotiations with the boards of directors of such companies.

         The provision prohibiting shareholder action by written consent may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by the Board of Directors. Because the elimination of the procedures for shareholders to act by written consent could make an attempt to obtain control of the Company more difficult, such action could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company. Elimination of the written consent procedure also means that a meeting of shareholders would be required in order for the Company's shareholders to replace the Board. This provision will thus make the removal of incumbent directors more difficult. In addition, since this provision will increase the amount of time required for a takeover bidder to obtain control of the Company, such provision could discourage certain tender offers and other attempts to obtain control of the Company, even though such attempts may be beneficial to the Company and its stockholders. Because tender offers for control usually involve a purchase price higher than the prevailing market price, the continuation of this provision could also discourage open market purchases by a potential takeover bidder. Such tender offers or open market purchases could increase the market price of the Company's Common Stock, enabling shareholders to sell their shares at a price higher than that which would otherwise prevail. In addition, this provision could make the Company's Common Stock less attractive to persons who invest in securities in anticipation of an increase in price if a takeover attempt develops and could discourage accumulation of large blocks of the Company's Common Stock, thus tending to reduce temporary fluctuations in the market price of the Company's Common Stock which are caused by such accumulations. Therefore, shareholders could be deprived of certain opportunities to sell their shares at temporarily higher prices.

         Power to Call Special Shareholders' Meetings. Under California law, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of ten percent (10%) of the voting stock of the Company and such additional persons as are authorized by the articles of incorporation or the bylaws. Under Delaware law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Unlike the Bylaws of Techniclone California, the Bylaws and Certificate of Incorporation of Techniclone Delaware will NOT contain provisions entitling ten percent shareholders to call a special meeting of shareholders.

         The elimination of the provision entitling shareholders holding ten percent (10%) of the voting stock to call special meetings of the shareholders is designed to prevent persons attempting unfriendly takeovers to by-pass and avoid negotiations with the Board of Directors and to avoid the disruption and expense that would be associated with the holding of such special meetings with respect to matters that have not been given full consideration by the Board of Directors.

         The elimination of the provision entitling holders of ten percent of the outstanding voting stock of the Company to call special meetings may have the effect of delaying consideration of a shareholder proposal until the next annual meeting, unless a special meeting of stockholders is called by the Board of Directors. Because the elimination of such provision could make an attempt to obtain control of the Company more difficult, such action could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company. Elimination of this provision also means that shareholders seeking to remove or replace incumbent directors would be required to wait until the next annual stockholders meeting to attempt to take such action, thereby making removal of incumbent directors more difficult. In addition, since elimination of this provision could increase the amount of time required for a takeover bidder to obtain control of the Company, it could discourage certain tender offers and other attempts to obtain control of the Company, even though such attempts may be beneficial to the Company and its stockholders. Because tender offers for control usually involve a purchase price higher than the prevailing market price, the elimination of this provision could also discourage open market purchases by a potential takeover bidder. Such tender offers or open market purchases could increase the market price of the Company's Common Stock, enabling shareholders to sell their shares at a price higher than that which would otherwise prevail. In addition, elimination of this provision could make the Company's Common Stock less attractive to persons who invest in securities in anticipation of an increase in price if a takeover attempt develops and could discourage accumulation of large blocks of the Company's Common Stock, thus tending to reduce temporary fluctuations in the market price of the Company's Common Stock which are caused by such accumulations. Therefore, shareholders could be deprived of certain opportunities to sell their shares at temporarily higher prices.

         Shareholder Approval of Certain Business Combinations. In the last several years, a number of states (but not California) have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the Delaware General Corporation Law ("Section 203"), certain "business combinations" with "interested shareholders" of Delaware corporations are subject to a three year moratorium unless specified conditions are met.

         Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested shareholder" for three years following the date on which such person becomes an interested shareholder.
With certain exceptions, an interested shareholder is a person or group who or which owns fifteen percent (15%) or more of the corporation's outstanding voting stock (including rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only) or is an affiliate or associate of the corporation and was the owner of fifteen percent (15%) or more of such voting stock at any time within the previous three years.

         For the purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested shareholder; sales or other dispositions to the interested shareholder (except proportionately with a corporation's other shareholders) of assets of the corporation or a subsidiary equal to ten percent (10%) or more of the aggregate market value of the consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a corporation's subsidiary of stock of the corporation or such subsidiary to the interested shareholder (except for transfers in a conversion or exchange or a pro-rata distribution or certain other transactions, none of which increase the interested shareholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the interested shareholder (except proportionately as a shareholder), directly or indirectly, of loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

         The three (3) year moratorium imposed on business combinations by
Section 203 does not apply if: (i) before the date on which such shareholder becomes an interested shareholder the board of directors approves either the business combination or the transaction that caused the person to become an interested shareholder; (ii) the interested shareholder owns eighty-five percent (85%) of the corporation's voting stock upon consummation of the transaction that caused him or her to become an interested shareholder (excluding from the eighty-five percent (85%) calculation shares owned by directors who are also officers of such corporation and shares held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date on which such person becomes an interested shareholder, the board approves the business combination and it also is approved at a shareholder meeting by sixty-six and two-thirds percent (66_%) of the voting stock not owned by the interested shareholder.

         Section 203 applies only to Delaware corporations that have a class of voting stock listed on a national securities exchange, or are quoted on an interdealer quotation system such as Nasdaq National Market (as Techniclone California is and as Techniclone Delaware will be), or are held of record by more than two thousand (2,000) shareholders (this also applies to the Company). Such a corporation may, however, elect not to be governed by Section 203 by a provision in its original certificate of incorporation or an amendment thereto or to its bylaws, which amendment must be approved by majority shareholder vote and may not be further amended by the board of directors. Techniclone Delaware voting stock will be quoted on the NASDAQ, therefore, Section 203 will apply to Techniclone Delaware

         Section 203 has been challenged in lawsuits arising out of ongoing takeover disputes, and it is not yet clear whether and to what extent its constitutionality will be upheld by the courts. Although the United States District Court for the District of Delaware consistently has upheld the constitutionality of Section 203, the Delaware Supreme Court has not yet considered the issue. The Company believes that so long as the constitutionality of Section 203 is upheld Section 203 will encourage any potential acquiror to negotiate with the Board of Directors. Section 203 also has the effect of limiting the ability of a potential acquiror to make a two-tiered bid for Techniclone Delaware in which all shareholders would not be treated equally. Section 203 also should discourage certain potential acquirors unwilling to comply with its provisions.

         Removal of Directors. Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote.
Nonetheless, California law does not permit the removal of any individual director (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director of a corporation that does not have cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote.

         Filling Vacancies on the Board of Directors. Under California law, any vacancy on the board of directors other than one created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. Techniclone California's Bylaws provide that vacancies occurring in the Board of Directors by reason of removal of directors may be filled only by approval of the shareholders. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws (and unless the certificate of incorporation directs that a particular class is to elect such director, in which case other directors elected by such class, or a sole remaining director, shall fill such vacancy). The Bylaws of Techniclone Delaware provide that vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors.

         Loans to Officers and Employees. Under California law, any loan or guaranty to or for the benefit of a director or officer of the corporation or its parent requires approval of the shareholders unless such loan or guaranty is provided under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. In addition, under California law, shareholders of any corporation with one hundred (100) or more shareholders of record may approve a bylaw authorizing the board of directors alone to approve loans or guaranties to or on behalf of officers (whether or not such officers are directors) if the board of directors determines that any such loan or guaranty reasonably may be expected to benefit the corporation. The Bylaws of Techniclone California do not authorize the Board of Directors to make such loans or guarantees. Under Delaware law, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

         Indemnification and Limitation of Liability. California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt a provision in their articles or certificate of incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care. Nonetheless, certain differences exist between the laws of the two states respecting indemnification and limitation of liability.

         The Articles of Incorporation of Techniclone California contain a provision that eliminates the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on:
(a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

         The Certificate of Incorporation of Techniclone Delaware also contains a provision that eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit a director's monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provision also may not limit a director's liability for violation of, or otherwise relieve Techniclone Delaware or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

         Although the laws of both states allow for the elimination of the liability of directors for damages resulting from a breach of the directors' fiduciary duty of care to the corporation, California's General Corporation Law and Delaware's General Corporation Law differ with regard to the extent to which they allow directors' personal liability for monetary damages resulting from a breach of the duty of care to be limited. While Delaware law implies that a Delaware corporation may limit the liability of a director even for gross negligence, California law contains no such implication and in fact contains provisions that imply the contrary. Those provisions expressly proscribe the inclusion in a California corporation's articles of incorporation of any provision intended to eliminate or limit a director's liability "for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders" or for "acts or omissions that constitute a breach of duty to the corporation or its shareholders." Delaware's General Corporation Law contains no such restrictions. Accordingly, a director of a Delaware corporation apparently can commit acts or make omissions that would result in such director's liability under California law but may not under Delaware law.

         California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines that such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action that is settled or otherwise disposed of without court approval.

         Indemnification is permitted by California law only for acts taken in good faith and believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action. California law requires indemnification when the individual has successfully defended the action on the merits (as opposed to Delaware law, which requires indemnification relating to a successful defense on the merits or otherwise).

         Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or (in contrast to California law) not opposed to, the best interests of the corporation. Without the court approval, however, no indemnification maybe made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

         California corporations may include in their articles of incorporation a provision that extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute. The Articles of Incorporation of Techniclone California include such a provision.

         In 1994, following shareholder approval, Techniclone California amended its Articles of Incorporation to permit indemnification beyond that expressly mandated by the California Corporations Code and to limit director monetary liability to the extent permitted by California law. Techniclone California also entered into indemnification agreements with its officers and directors, following approval of such agreements by the Company's shareholders.

         A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Under Delaware law, therefore, the indemnification agreements entered into by Techniclone California with its officers and directors may be assumed by Techniclone Delaware upon completion of the Proposed Reincorporation. If the Proposed Reincorporation is approved, the indemnification agreements will be amended to the extent necessary to conform the agreements to Delaware law, and a vote in favor of the Proposed Reincorporation is also approval of such amendments to the indemnification agreements. In particular, the indemnification agreements will be amended to include within their purview future changes in Delaware law that will expand the permissible scope of indemnification of directors and officers of Delaware corporations.

         Although the General Corporation Laws of both California and Delaware provide that corporations may include in their bylaws, or in agreements with their directors and officers, provisions expanding the scope of indemnification beyond that otherwise provided by law, California's General Corporation Law, just as it restricts the power of California corporations to eliminate or limit directors' liability stemming from gross negligence in the performance of directorial duties, does not allow California corporations to indemnify directors and officers for liabilities stemming from gross negligence.
Delaware General Corporation Law, on the other hand, does not so restrict Delaware corporations. Accordingly, Delaware corporations apparently may provide greater indemnification to their directors and officers than may California corporations.

         Currently, no actions are pending or threatened against officers or directors of the Company in their capacities as such. The Board of Directors is not aware of any threatened litigation or proceeding that may result in any potential liability of a director or a claim for indemnification by any director or officer.

         The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of Techniclone California made before the Proposed
Reincorporation.

         Inspection of Shareholders List. Both California and Delaware law allow any shareholder to inspect the shareholders' list for a purpose reasonably related to such person's interest as a shareholder. California law also gives an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five percent (5%) or more of a corporation's voting shares, or shareholders holding an aggregate of one percent (1%) or more of such shares who have filed a Schedule 14B with the Securities and Exchange Commission relating to the election of directors. Delaware law does not provide for any such absolute right of inspection, and no such right is granted under the Certificate of Incorporation or Bylaws of Techniclone Delaware. Lack of access to shareholder records although unrelated to a shareholder's interest as a shareholder could result in impairment of the shareholder's ability to coordinate opposition to management proposals, including proposals with respect to a change in control of the Company.

         Dividends and Repurchases of Shares. California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus are retained under Delaware law.

         Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) unless either the corporation's retained earnings immediately before the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests apply to California corporations on a consolidated basis.

         Delaware law permits a corporation to declare and pay dividends out of surplus, or, if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

         To date, the Company has not paid cash dividends on its capital stock. It is the present policy of the Board of Directors to retain earnings for use in the Company's business, and, therefore, the Company does not anticipate making payment of cash dividends on its Common Stock in the foreseeable future.

         Shareholder Voting. Both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a shareholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger, and (c) the number of shares to be issued by the surviving corporation in the merger does not exceed twenty percent (20%) of the shares outstanding immediately before the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately before the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

         Both California and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets.

         With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. In contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares.

         California law also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than fifty percent (50%) but less than ninety percent (90%) of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash- out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 of the Delaware General Corporation Law does provide similar protection against coercive two-tiered bids for a corporation in which the shareholders are not treated equally. See "Shareholder Approval of Certain Business Combinations."

         California law also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to a corporation that does not have shares held of record by at least one hundred
(100) persons or to a transaction that has been qualified under California state securities laws. California law also provides that if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten (10) days before the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Delaware law has no comparable provisions, and the shareholders of Techniclone Delaware might therefore be deprived of an opportunity to consider such other proposal.

         Amendment of Articles of Incorporation. In general, Delaware law requires an amendment to a certificate of incorporation to be approved by a majority of the outstanding stock entitled to vote thereon. In addition, a separate class vote is required if the amendment would:

         1. Increase or decrease the aggregate number of authorized shares of such class.

         2. Increase or decrease the par value of the shares of such class.

         3. Alter or change the powers and rights of such class so as to affect them adversely.

         Delaware law allows the number of authorized shares of a class to be increased or decreased by the affirmative vote of holders of a majority of the stock of the corporation (without class voting) if the certificate of incorporation so provides (and such provision was adopted by the affirmative vote of holders of a majority of such class). Techniclone Delaware's Certificate of Incorporation does not so provide.

         The California General Corporation Law also requires approval of a majority of the outstanding shares for an amendment of articles of incorporation. It further provides that approval of a majority of a class of shares is required, whether or not otherwise required in the articles of incorporation, if the amendment would:

         1. Increase or decrease the aggregate number of authorized shares of such class.

         2. Effect an exchange, reclassification or cancellation of all or part of such class.

         3. Effect an exchange, or create a right of exchange, of all or part of the shares of another class into shares of such class.

         4. Change the rights, preferences, privileges or restrictions of the shares of such class.

         5. Create a class of shares having rights, preferences or privileges before such class, or increase the rights, preferences or privileges or the number of authorized shares of a class having rights preferences or privileges before the shares of such class.

         6. In the case of preferred shares, divide the shares into series having different rights, preferences and privileges.

         7. Cancel or otherwise affect dividends on the shares of such class which have accrued but have not been paid.

         In addition, if a series of a class of stock would be adversely affected by such amendment differently than other series of the same class, the amendment must also be approved by holders of such series.

         Supermajority Provisions. Delaware law permits a Delaware corporation to specify a supermajority vote requirement for approval of certain transactions by shareholders. California law similarly permits supermajority provisions. If a California corporation has one hundred (100) or more shareholders, however, an amendment to its articles of incorporation for the purpose of including therein a supermajority voting requirement must be approved by the same proportion of the outstanding shares as the supermajority vote provision requires. A supermajority vote provision may not require a vote in excess of sixty-six and two-thirds percent (66_%). Additionally, any supermajority provision automatically becomes inoperative after two years, unless renewed by another shareholder vote.

         Interested Director Transactions. Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (a) either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and in the case of board approval the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation, or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for the purpose of establishing a quorum). Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions that the Board of Directors of Techniclone California might not be able to approve because the number of disinterested directors is not large enough to constitute a quorum could be approved by a majority of the disinterested directors of Techniclone Delaware, although less than a majority of a quorum. The Company is not aware of any plan to propose any transaction involving directors of the Company that could not be so approved under California law but could be so approved under Delaware law.

         Voting by Ballot. California law provides that the election of directors may proceed in the manner described in a corporation's bylaws. Techniclone California's Bylaws provide that the election of directors at shareholders' meetings may be by voice vote or ballot, unless before such vote a shareholder demands a vote by ballot, in which case such vote must be by ballot. Under Delaware law, the right to vote by written ballot may be restricted as so provided in the certificate of incorporation. The Certificate of Incorporation and Bylaws of Techniclone Delaware provide that election need not be by ballot. It may be more difficult for a shareholder to contest the outcome of a vote that has not been conducted by written ballot.

         Shareholder Derivative Suits. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a shareholder may only bring a derivative action on behalf of the corporation if the shareholder was a shareholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

         Appraisal Rights. Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she otherwise would receive in the transaction. Under Delaware law, such appraisal rights are not available (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation the shares of which either are listed on a national securities exchange or are held of record by more than two thousand (2,000) holders if such shareholders receive only shares of the surviving corporation or shares of any other corporation that either are listed on a national securities exchange or are held of record by more than two thousand (2,000) holders, plus cash in lieu of fractional shares, or (c) to shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger and the number of shares to be issued in the merger does not exceed twenty percent (20%) of the shares of the surviving corporation outstanding immediately before the merger and if certain other conditions are met.

         The limitations on the availability of appraisal rights under California law are different from those under Delaware law. California law generally affords appraisal rights in sales of asset reorganizations as well as corporate mergers and other business combinations involving a California corporation. However, shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares make written demands for cash payments by exercise of their appraisal rights or the corporation or any law restricts the transferability of the corporation's shares. In addition, shareholders of a California corporation that is a party to a merger or other corporate reorganization will not have such appraisal rights if the corporation's shareholders or the corporation itself, or both, immediately before the reorganization will own, immediately after the reorganization, equity securities (other than warrants or rights to subscribe to such equity securities) constituting more than five-sixths (5/6ths) of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case in the Proposed Reincorporation).

         Appraisal or dissenters' rights are, therefore, not available to shareholders of Techniclone California with respect to the Proposed Reincorporation.

         Dissolution. Under California law, shareholders holding fifty percent (50%) or more of the total voting power of a corporation may authorize a dissolution of the corporation, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves a proposal to dissolve the corporation, the dissolution must be approved by shareholders holding one hundred percent (100%) of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's shareholders. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions. Techniclone Delaware's Certificate of Incorporation contains no such supermajority voting requirement, however, and a majority of shares voting at a meeting at which quorum is present would be sufficient to approve a dissolution of Techniclone Delaware if such a dissolution were to be first approved by its Board of Directors.

APPLICATION OF THE GENERAL CORPORATION LAW OF CALIFORNIA TO DELAWARE
CORPORATIONS

         Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e. corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. If Techniclone Delaware does not qualify for one of the statutory exemptions, it would be subject to a number of key provisions of the California General Corporation Law applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, classified boards of directors, standards of liability and indemnification of directors, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters' and appraisal rights and inspection of corporate records. See "Significant Differences Between the Corporation Laws of California and Delaware" above. Exceptions from Section 2115 are provided for corporations whose shares are listed on a major national securities exchange, and for corporations that have eight hundred (800) or more shareholders of record and whose shares are traded in the Nasdaq National Market. It is anticipated that Techniclone Delaware will not be subject to Section 2115.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a discussion of certain federal income tax consequences to holders of Techniclone California Common Stock who receive Techniclone Delaware Common Stock in exchange for their Techniclone California Common Stock as a result of the Proposed Reincorporation. The discussion does not address all the tax consequences of the Proposed Reincorporation that may be relevant to particular Techniclone California shareholders, such as dealers in securities, holders of stock options or those Techniclone Delaware shareholders who acquired their shares of Techniclone California Common Stock upon the exercise of stock options. In view of the varying nature of such tax consequences, each shareholder is urged to consult his or her own tax advisor as to the specific tax consequences of the Proposed Reincorporation, including the applicability of federal, state, local or foreign tax laws.

         The Proposed Reincorporation will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). No gain or loss will be recognized by holders of Common Stock of Techniclone California upon receipt of Common Stock of Techniclone Delaware pursuant to the Proposed Reincorporation. The aggregate tax basis of the Common Stock of Techniclone Delaware received by each shareholder will be the same as the aggregate tax basis of the Common Stock of Techniclone California held by each shareholder of Techniclone California and will include the period for which such shareholder held the Common Stock of Techniclone California surrendered in exchange therefor, provided that such Techniclone California stock was held by such shareholder as a capital asset at the time of the Proposed Reincorporation.

         State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above.

         The Company should not recognize gain or loss for federal income tax purposes as a result of the Proposed Reincorporation, and Techniclone Delaware should succeed, without adjustment, to the federal income tax attributes of Techniclone California.

REGULATORY REQUIREMENTS

         In connection with the Proposed Reincorporation, the Company will be required to comply with certain state securities and corporate laws and regulations. It is anticipated that the Company will comply with such requirements either before or immediately following approval of the Proposed Reincorporation by the shareholders.

                                 PROPOSAL THREE


                   ADOPTION OF THE 1996 STOCK INCENTIVE PLAN


INTRODUCTION

         Subject to approval by the Company's shareholders, the Board of Directors adopted the 1996 Stock Incentive Plan (the "1996 Plan") on January 19, 1996. There are 4,000,000 shares which may be granted under the 1996 Plan. This number represents approximately twenty percent (20%) of the Company's Common Stock outstanding as of April 30, 1996. In the event that additional shares of the Company's Common Stock are subsequently issued, twenty percent (20%) of such newly issued shares will be allocated to the 1996 Plan.

         Approval of the 1996 Plan and the 4,000,000 shares issuable thereunder including any additional shares which may be issued in the future pursuant to the above formula will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented, and entitled to vote, at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted FOR the approval of the 1996 Plan and the shares reserved for issuance thereunder.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1996 PLAN.

         The essential features of 1996 Plan are summarized below. The summary does not purport to be a complete description of the 1996 Plan. A copy of the 1996 Plan is attached hereto as Exhibit D. The discussion set forth below is qualified in its entirety by reference to the 1996 Plan, which is attached hereto as Exhibit D.

DESCRIPTION OF THE 1996 PLAN

         The Company currently has three stock-based incentive compensation plans--the 1982 Stock Option Plan, the 1986 Stock Option Plan and the 1993 Stock Option Plan.

         Techniclone has five stock option plans, (i) the 1982 Stock Option Plan (the "1982 Plan"), (ii) the Incentive Stock Option, Nonstatutory Stock Option and Restricted Stock Purchase Plan - 1986 (the "1986 Plan"), (iii) Incentive Stock Option and Nonqualified Stock Option Plan-1993 (the "1993 Plan"), (iv) the Cancer Biologics Incorporated, Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan - 1987 (the "CBI
Plan") and (v) the 1996 Stock Incentive Plan (the "1996 Plan").   The purpose
of the Plans is to enable Techniclone to attract and retain employees of ability and to motivate such persons to use their best efforts on behalf of the Company and its subsidiaries by providing them with equity participation in the Company. Pursuant to the 1982 Plan, 450,000 shares of Common Stock were reserved for issuance upon the exercise of options granted to key officers, directors, consultants and employees. Pursuant to the 1986 Plan, 500,000 shares of Common Stock are reserved for issuance upon the exercise of options granted to key employees, including officers and directors who are employees of the Company. Pursuant to the CBI Plan, 2,000,000 shares of Common Stock are reserved for issuance upon exercise of options. Pursuant to the 1993 Plan, 750,000 shares of Common Stock are reserved for issuance upon the exercise of options to employees of the Company. Pursuant to the 1996 Plan, 4,000,000 shares of Common Stock are reserved for issuance upon the exercise of options. Certain options granted under the 1986 Plan, the 1982 Plan, the CBI Plan, the 1993 Plan and the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986. At April 30, 1996, stock options to purchase 444,000 shares had been granted under the 1982 Plan, stock options to purchase 486,000 shares had been granted under the 1986 Plan, stock options to purchase 1,972,000 shares had been granted under the CBI Plan and assumed by the Company, stock options to purchase 701,205 shares had been granted under the 1993 Plan and stock options to purchase 1,295,000 shares had been allocated for grant under the 1996 Plan. The 1982, 1986 and CBI Plans have been terminated by the Board of Directors with respect to the grant of additional options under such Plans. The CBI Plan was assumed by the Company in connection with the merger of Cancer Biologics Incorporated with and into the Company.

         The 1982, 1986, CBI Plan, 1993 and 1996 Plans are administered by the Compensation Committee which determines the terms of options granted under the Plans, including the exercise or purchase price, conditions of purchase (including repurchase rights in favor of the Company), number of shares subject to the option or right and the exercisability thereof. Except with respect to the 1996 Plan, the exercise price of all options granted under the Plans must be at least equal to the fair market value of such shares on the date of grant and the maximum term of each option is ten years.

         No options were granted to officers or directors during the fiscal year ended April 30, 1996 under the 1982 Plan. On January 31, 1996, Dr. Clive Taylor exercised options to purchase 60,000 shares under the 1982 Plan, at an exercise price of $1.00 per share. No other persons hold options to purchase shares of Common Stock under the 1982 Plan.

         No options were granted or exercised by officers or directors during the fiscal year ended April 30, 1996 under the 1986 Plan. As of April 30, 1996, Lon Stone held options to purchase a total of 260,000 shares at $.275 per share. Of the options to purchase 260,000 shares, options to purchase 160,000 shares became vested in February 1994 by reason of the Company's achievement of certain financial goals and the remaining options to purchase 100,000 shares are exercisable by Mr. Stone only in the event of a major change in ownership of the Company. Options to purchase a total of 350,000 shares are outstanding under the 1986 Plan. Options outstanding under the 1986 Plan expire at various dates through 2003. No stock purchase rights have been granted under the 1986 Plan in the fiscal year ended April 30, 1996.

         No options were granted or exercised by officers or directors during the fiscal year ended April 30, 1996 under the CBI Plan. Options to purchase 1,327,200 shares are outstanding under the CBI Plan, all of which were exercisable as of April 30, 1996. Options outstanding under the CBI Plan expire in 2003.

         During the year ended April 30, 1996, Lon Stone was granted options to purchase 200,000 shares of stock under the Company's 1993 Plan at an exercise price of $1.00 per share, which was the fair market value on the date of grant. These options vest in 1995 through 1998. R.C. Shepard and Edward Joseph Legere II were granted "formula grants" under the 1993 Plan to purchase 2,000 shares of Common Stock of the Company. These grants vest twenty percent (20%) on the first anniversary of the date of grant and 1/60 of the remaining amount each month thereafter. No options were exercised by officers or directors during the fiscal year ended April 30, 1996 under the 1993 Plan. Options to purchase 560,550 shares are outstanding under the 1993 Plan, of which 262,850 shares were exercisable as of April 30, 1996. Options outstanding under the 1993 Plan expire at various dates through 2005.

         During the year ended April 30, 1996, Lon Stone was allocated options to purchase 400,000 shares and William Moding was allocated options to purchase 320,000 shares under the Company's 1996 Plan. These stock options allocated to Mr. Stone and Mr. Moding vest, subject to shareholder approval of the 1996 Plan, fifty percent (50%) in 1996, vest twenty-five percent (25%) in 1998 and vest twenty-five percent (25%) in 2000. During the year ended April 30, 1996, Dr. Clive Taylor was allocated options to purchase 320,000 shares under the Company's 1996 Plan. These options vest, subject to shareholder approval of the 1996 Plan, 80,000 shares in 1998, 80,000 shares in 2000 and 160,000 shares
in 2001.   As of April 30, 1996 options to purchase an aggregate of 1,295,000 shares were allocated under the 1996 Plan. All options issued under the 1996 Plan were issued contingent upon shareholder approval of the 1996 Plan.

         The Board believes that a key element of executive compensation is stock-based incentive compensation. Such compensation advances the interests of the Company by encouraging, and providing for, the acquisition of equity interests in the Company by key employees, thereby providing substantial motivation for superior performance. In order to provide the Board with greater flexibility, to adapt to changing economic and competitive conditions, and to implement stock-based compensation strategies which will attract and retain those employees who are important to the long term success of the Company, the Board, at its January 1996 meeting, adopted, subject to stockholder approval, the 1996 Plan (the "1996 Plan"). If approved by the stockholders, the 1996 Plan will become effective as of January 19, 1996, and will terminate ten years after that date. A summary of the 1996 Plan follows, but this summary is qualified in its entirety by reference to the full text of the 1996 Plan, which is attached as an Appendix to this proxy statement.

         Shares. The 1996 Plan will be authorized initially for four million (4,000,000) shares of the Company's Common Stock, a number equal to approximately twenty percent (20%) of the Company's Common Stock outstanding as of April 30, 1996. In the event that further shares of the Company's Common Stock are subsequently issued, twenty percent (20%) of such newly issued shares will be allocated to the 1996 Plan, provided that the maximum number of shares which may be allocated to the 1996 Plan may not exceed twenty percent (20%) of the Company's authorized Common Stock. If shares subject to an option under the 1996 Plan cease to be subject to such option, or if shares awarded under the 1996 Plan are forfeited, or otherwise terminate without a payment being made to the participant in the form of the Company's stock, such shares will again be available for future distribution under the 1996 Plan.

         Participation. 1996 Plan awards may be made to key employees, including officers, of the Company, its subsidiaries and affiliates, and consultants and other persons with important business relationships with the Company. Except for formula grants to non-employee directors stock options may not be granted to any Director unless the Director is also an employee of the Company, its subsidiaries or affiliates. The 1996 Plan also provides for formula grants to non-employee directors. Each director who is not an employee or executive officer of the Company shall automatically be granted non-qualified options to purchase 10,000 shares of Stock upon the commencement of service as a director and an additional 5,000 shares at the end of each fiscal year such person is a non-employee director. All of such options vest and become fully exercisable six months after the date of grant. The 1996 Plan imposes no limit on the number of officers and other key employees to whom awards may be made. An additional purpose of the 1996 Plan is to allow increased flexibility in the award of stock-based incentive compensation.
Thus, it can be anticipated that the number of employees participating in the 1996 Plan will be greater than the number of employees who have participated in the Company's stock plans in the past.

         Administration. The 1996 Plan will be administered by a Committee of disinterested individuals to be appointed by the Board (the "Committee"). See the text of the 1996 Plan attached as an Appendix hereto, for a complete description of the powers of the Committee in administering the 1996 Plan.

         Awards Under the 1996 Plan. The Committee will have the authority to grant the following type of awards under the 1996 Plan: (i) Stock Options;
(ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Stock Purchase Rights and/or (v) Other Stock-Based Awards.

         1. Stock Options. Incentive stock options ("ISO") and non-qualified stock options may be granted for such number of shares as the Committee will determine and may be granted alone, in conjunction with, or in tandem with, other awards under the 1996 Plan and/or cash awards outside the 1996 Plan.

         A stock option will be exercisable at such times and subject to such terms and conditions as the Committee will determine and over a term to be determined by the Committee, which term will be no more than ten years after the date of grant. The option price for any option will not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock as of the date of grant. Payment of the option price may be in cash, or, as determined by the Committee, by (i) unrestricted Common Stock of the Company having a fair market value equal to the option price, (ii) promissory note, (iii) cancellation of debt, (iv) cashless exercise procedure through a NASD dealer, (v) margin commitment through a NASD dealer, or (vi) any combination of any of the foregoing.

         Upon termination of an employee, such employee's stock options will terminate, except that stock options will be exercisable to the extent exercisable on the date of termination for three months following termination or until the end of the option period, whichever is shorter. On the disability or retirement of the employee, stock options will be exercisable within the lesser of the remainder of the option period or three years from the date of disability or retirement. Upon death of an employee, stock options will be exercisable by the deceased employee's representative within the lesser of the remainder of the option period or one year from the date of the employee's death. Unless otherwise determined by the Committee, only options which are exercisable on the date of termination, death, disability, or retirement may be subsequently exercised.

         Stock options will not be transferable except by will or the laws of descent and distribution.

         2. Stock Appreciation Rights. Stock Appreciation Rights ("SAR's") may be granted in conjunction with all or part of a stock option and will be exercisable only when the underlying stock option is exercisable. Once an SAR has been exercised, the related portion of the stock option underlying the SAR will terminate.

         Upon the exercise of an SAR, the Committee will pay to the employee in cash, Common Stock or a combination thereof (the method of payment to be at the discretion of the Committee), an amount of money equal to the excess between the fair market value of the stock on the exercise date and the option price, multiplied by the number of SAR's being exercised.

         SAR's are transferable only to the extent that the underlying stock option is transferable, i.e., upon the holder's death.

         In addition to the foregoing SAR's, the Committee may grant limited SAR's which will be exercisable only in the event of a "change in control" or "potential change in control" of the Company as defined in the 1996 Plan.

         In awarding the SAR's or limited SAR's, the Committee may provide that in the event of a "change in control" or "potential change in control," SAR's or limited SAR's may be cashed out on the basis of the change in control price, as defined in the 1996 Plan.

         3. Restricted Stock. Restricted stock may be granted alone, in conjunction with, or in tandem with, other awards under the 1996 Plan and/or cash awards outside the 1996 Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. The provisions attendant to a grant of restricted stock may vary from participant to participant.

         In making an award of restricted stock the Committee will determine the periods during which the stock is subject to forfeiture, and may grant such stock at a purchase price equal to or less than the par value of the Company's Common Stock.

         During the restriction period, the employee may not sell, transfer, pledge or assign the restricted stock. The certificate evidencing the restricted stock will remain in the possession of the Company until the restrictions have lapsed.

         Upon the termination of the employee's employment for any reason during the restriction period, all restricted stock either will vest or be subject to forfeiture, in accordance with the terms and conditions of the initial award. During the restriction period, the employee will have the right to vote the restricted stock and to receive any cash dividends. At the time of award, the Committee may require the deferral and reinvestment of any cash dividends in the form of additional shares or restricted stock. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant.

         At the time of the award of the restricted stock, the Committee may provide for other awards, payable either in stock or cash, to be made to the employee so as to ensure payment of a minimum value at the time the restrictions lapse on the restricted stock, subject to such performance, service and/or other terms and conditions as the Committee may specify.

         4. Stock Purchase Rights. The Committee may grant eligible individuals rights to purchase the Company's common stock at (i) the fair market value, (ii) fifty percent (50%) of fair market value, (iii) book value, or (iv) par value, all values being as of the date of grant. The Committee may condition such rights, or their exercise, on such terms and conditions as it sees fit. Rights to purchase stock will be exercisable for a period to be determined by the Committee, except that the period may not be greater than 30 days. For those individuals who are subject to Section 16(b) of the Securities Exchange Act of 1934 (generally, officers and directors of the Company and owners of ten percent (10%) or more of the Company's Common Stock), the Committee may provide that the ability to exercise such rights will occur at some later date.

         5. Other Stock-Based Awards. The Committee may also grant other types of awards that are valued, in whole or in part, by reference to or otherwise based on the Company's Common Stock. These awards may be granted alone, in addition to, or in tandem with, stock options, SAR's, restricted stock, or stock purchase rights and/or cash awards outside of the 1996 Plan. Such awards will be made upon terms and conditions as the Committee may in its discretion provide.

         Change in Control Provisions. If there is a change in control or a potential change in control, SAR's and limited SAR's outstanding for at least six months, and any stock options which are not then exercisable will become fully exercisable and vested. Likewise, the restrictions applicable to restricted stock, stock purchase rights and other stock-based awards will lapse and such shares and awards will be deemed fully vested. Stock options, SAR's, limited SAR's, restricted stock, stock purchase rights and other stock-based awards, will, unless otherwise determined by the Committee in its sole discretion, be cashed out on the basis of the change in control price, as defined in the 1996 Plan and as described below.

         The change in control price will be the highest price per share paid in any transaction reported on the NASDAQ, or paid or offered to be paid in any bona fide transaction relating to a potential or actual change in control of the Company, at any time during the immediately preceding 60 day period as defined by the Committee. A change in control occurs if (i) any person becomes a beneficial owner directly or indirectly of twenty percent (20%) or more of the total voting stock of the Company (subject to certain exceptions), (ii) during any 24 month period the individuals who comprised the Board of Directors of the Company at the beginning of such period no longer represent a majority of the Board (subject to certain exceptions), or (iii) a transaction occurs which requires stockholder approval, and involves the acquisition of the Company by asset purchase, merger or otherwise. A potential change in control means (i) approval by the stockholders of an agreement which, if completed, would constitute a change in control, or (ii) the acquisition by a person of five percent (5%) or more of the total voting stock of the Company and the adoption by the Board of a resolution that a potential change of control, as defined in the 1996 Plan, has occurred.

         Amendment. The 1996 Plan may be amended by the Board of Directors, except that the Board may not, without the approval of the Company's stockholders, increase the number of shares available for distribution, decrease the option price of a stock option below one hundred percent (100%) of the fair market value at grant or change the pricing rule applicable for stock purchase rights, change the class of employees eligible to receive awards under the 1996 Plan, or extend the term of any option award.

         Adjustment. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization, or other changes in the Company's structure affecting the Common Stock, appropriate adjustments will be made by the Committee, in its sole discretion, in the number of shares reserved under the 1996 Plan and in the number of shares covered by options and other awards then outstanding under the 1996 Plan and, where applicable, the exercise price for awards under the 1996 Plan.

         Federal Income Tax Aspects. The following is a brief summary of the Federal income tax aspects of awards made under the Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

         1. Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. If Common Stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (i) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain, and any loss sustained will be a long-term loss, and (ii) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

         If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally:
(i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (ii) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

         Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

         2. Non-Qualified Stock Options. Except as noted below, with respect to non-qualified stock options: (i) no income is realized by the participant at the time the option is granted; (ii) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a tax deduction in the same amount; and (iii) at disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares. See "Special Rule Applicable to Corporate Insiders." See also "Restricted Stock" for tax rules applicable where the spread value of an option is settled in an award of restricted stock.

         3. Stock Appreciation Rights. No income will be realized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise, an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives Common Stock upon exercise of an SAR, the post- exercise appreciation or depreciation will be treated in the same manner discussed above under "Non-Qualified Stock Options." See "Special Rules Applicable to Corporate Insiders."

         4. Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under Section 83(b) of the Internal Revenue Code, within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund, or loss for tax purposes only in an amount equal to the purchase price of the forfeited shares regardless of whether he made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss, generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.

         5. Special Rules Applicable to Corporate Insiders. Generally, an individual subject to Section 16(b) of the Securities Exchange Act of 1934 is not taxed until six months after the exercise of a non-qualified stock option. At that time, the individual recognizes the excess of the fair market value of the stock over the option purchase price determined as of the end of the six month period as ordinary income, and the holding period for treating any subsequent gain (or loss) as long-term capital gain (or loss) begins at the end of such period. A similar rule applies with respect to the exercise of SAR's settled in stock. However, an individual subject to Section 16(b) who makes an election under Section 83(b) on a timely basis (see discussion above under "Restricted Stock") will instead be taxed on the basis of the excess of the fair market value over the purchase price at exercise, with the holding period beginning on such date.

         Depending on their individual circumstances, individuals subject to
Section 16(b) who receive restricted stock awards may not become subject to tax at the times discussed above under "Restricted Stock" but may have the amount of income calculated (and recognized) based on the fair market value of the Common Stock at a later date.

         6. Dividends and Dividend Equivalents. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the Company. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant and will not be deductible by the Company.

         7. Other Stock Based Awards. The Federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option or an award of restricted stock.

         The 1996 Plan provides for the grant by the Company of options to purchase Common Stock, and also provides for sales of restricted Common Stock, to officers and other key employees and to directors of the Company and to consultants and other persons with important business relationships with the Company. The 1996 Plan also provides for formula grants to non-employee directors. The number of shares initially available for issuance under the 1996 Plan is 4,000,000 shares. This number represents approximately twenty percent (20%) of the Company's Common Stock outstanding as of April 30, 1996. In the event additional shares of the Company's Common Stock are subsequently issued, twenty percent (20%) of such issued shares will be allocated to the 1996 Plan. The aggregate number and kind of shares covered by the 1996 Plan, and the number and kind of shares and the exercise price per share covered by outstanding stock options, are subject to adjustment in the event of any changes in the character or number of outstanding shares of Common Stock by reason of stock splits, reverse stock splits, stock dividends, reclassification or similar changes in the capital structure of the Company. At July 1, 1996, options to purchase an aggregate of 1,295,000 shares had been allocated for grant, subject to shareholder approval of the 1996 Plan, and 2 executive officers and approximately 23 employees of the Company and its subsidiaries were eligible to participate in, the 1996 Plan. Carmen Santoro, a director, was allocated for grant, subject to shareholder approval of the 1996 Plan, an option under the 1996 Plan to purchase 250,000 shares, of which 62,500 vest upon shareholder approval of the 1996 Plan and 62,500 vest on each of the three anniversary dates of the allocation date following the date of allocation.

         The 1996 Plan provides that it is to be administered by the Board of Directors or a committee of at least two directors appointed by the Board (the "Committee"). The 1996 Plan is administered by the Company's Compensation Committee, the members of which are R.C. Shepard and Edward Joseph Legere II, both of whom are non-employee directors of the Company. The Committee has broad discretion, subject to the terms of the 1996 Plan, to determine the persons entitled to receive options, SAR's and/or restricted stock, and the terms and conditions on which options, SAR's and/or restricted stock are granted and to interpret and prescribe rules and regulations relating to the 1996 Plan.

                                 PROPOSAL FOUR

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Deloitte & Touche LLP as independent auditors, to audit the financial statements of the Company for the fiscal year ending April 30, 1997, and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         Deloitte & Touche LLP has audited the Company's financial statements
annually since fiscal year 1983.   Its representatives are expected to be
present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 ANNUAL REPORT

         The 1996 Annual Report to Shareholders of the Company is being sent with this Proxy Statement to each shareholder of record as of August 7, 1996 with this Proxy Statement. The Annual Report is not to be regarded as proxy solicitation material.

                             SHAREHOLDER PROPOSALS

         Any shareholder desiring to submit a proposal for action at the 1997 Annual Meeting of Shareholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than April 30, 1997 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                 OTHER MATTERS

         Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                              By Order of the Board of Directors


                                              William V. Moding
                                              Secretary

August 12, 1996

         COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, AS AMENDED, FOR THE FISCAL YEAR ENDED APRIL 30, 1996 WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, TECHNICLONE INTERNATIONAL CORPORATION, 14282 FRANKLIN AVENUE, TUSTIN, CALIFORNIA 92780-7017.

                                   EXHIBIT A

                                MERGER AGREEMENT

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                            TECHNICLONE CORPORATION,
                             A DELAWARE CORPORATION
                                      AND
                     TECHNICLONE INTERNATIONAL CORPORATION,
                            A CALIFORNIA CORPORATION


         THIS AGREEMENT AND PLAN OF MERGER, dated as of September 27, 1996 (this "Agreement"), is between TECHNICLONE CORPORATION, a Delaware corporation ("Techniclone Delaware"), and TECHNICLONE INTERNATIONAL CORPORATION, a California corporation ("Techniclone California"), which corporations are sometimes referred to herein as the "Constituent Corporations".

                                R E C I T A L S

         A. Techniclone Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 55,000,000 shares, 50,000,000 of which are designated "Common Stock", $.001 par value per share, and 5,000,000 of which are designated "Preferred Stock", $.001 par value per share. As of July __, 1996, 100 shares of Common Stock were issued and outstanding, all of which were held by Techniclone California. No shares of Preferred Stock were outstanding.

         B. Techniclone California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 30,100,000 shares, 30,000,000 of which are designated "Common Stock", no par value and 100,000 of which are designated "Preferred Stock", $1.00 par value per share. As of August __, 1996, ___________ shares of Common Stock were outstanding and_______ shares of Class B Convertible Preferred Stock were outstanding.

         C. The Board of Directors of Techniclone California has determined that, for the purpose of effecting the reincorporation of Techniclone California in the State of Delaware, it is advisable and in the best interests of Techniclone California and its shareholders that Techniclone California merge with and into Techniclone Delaware upon the terms and conditions herein provided.

         D. The respective Boards of Directors of Techniclone Delaware and Techniclone California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Techniclone Delaware and Techniclone California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                       I.
                                     MERGER

         1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Techniclone California shall be merged with and into Techniclone Delaware (the "Merger"), the separate existence of Techniclone California shall cease and Techniclone Delaware shall be, and is herein sometimes referred to as, the "Techniclone Delaware", and the name of Techniclone Delaware shall be "TECHNICLONE CORPORATION."

         1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions have been completed:

                 (a) This Agreement has been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

                 (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement have been satisfied or duly waived by the party entitled to satisfaction thereof;

                 (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law has been filed with the Secretary of State of the State of Delaware; and

                 (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law has been filed with the Secretary of State of the State of California.

         The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger".

         1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence and corporate organization of Techniclone California shall cease and Techniclone Delaware, as Techniclone Delaware, shall continue its corporate existence under the laws of the State of Delaware.

                                      II.
                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Techniclone Delaware as in effect immediately before the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of Techniclone Delaware until duly amended or repealed in accordance with the provisions thereof and applicable law.

         2.2 BYLAWS. The Bylaws of Techniclone Delaware as in effect immediately before the Effective Date of the Merger shall continue in full force and effect as the Bylaws of Techniclone Delaware until duly amended or repealed in accordance with the provisions thereof and applicable law.

         2.3 DIRECTORS AND OFFICERS. The directors and officers of Techniclone California immediately before the Effective Date of the Merger shall be the directors and officers of Techniclone Delaware until the expiration of their current terms and until their successors have been duly elected and qualified, or until their prior resignation, removal or death, subject to the Certificate of Incorporation and the Bylaws of Techniclone Delaware.

                                      III.
                         MANNER OF CONVERSION OF STOCK

         3.1 TECHNICLONE CALIFORNIA SHARES. Upon the Effective Date of the Merger, each share of Techniclone California Common Stock, no par value, issued and outstanding immediately before the Effective Date of the Merger shall by virtue of the Merger and without any action by the Constituent Corporations, by the holder of such shares or by any other person be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.001 par value, of Techniclone Delaware. Upon the Effective Date of the Merger, each share of Class B Convertible Preferred Stock, $1.00 par value per share, of Techniclone California issued and outstanding immediately before the Effective Date of the Merger shall by virtue of the Merger and without any action by the Constituent Corporations, by the holder of such shares or by any other person be converted into and exchanged for one fully paid and nonassessable share of Class B Convertible Preferred Stock, $0.001 par value, of Techniclone
Delaware.   No fractional shares, or cash in lieu thereof, shall be issued in the Merger.

         3.2 TECHNICLONE CALIFORNIA OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES. Upon the Effective Date of the Merger, Techniclone Delaware shall assume and continue the 1982 Stock Option Plan, the Incentive Stock Option, Non-Statutory Stock Option and Restricted Stock Purchase Plan - 1986, the Cancer Biologics Incorporated Incentive Stock Option, Nonqualified Stock Option and Restated Stock Purchase Plan - 1987, the Incentive Stock Option and Non-Qualified Stock Option Plan - 1993 and the 1996 Stock Incentive Plan and all other employee benefit plans of Techniclone California. Each outstanding and unexercised option, other right to purchase or security convertible into Techniclone California Common Stock shall become an option, right to purchase or a security convertible into Techniclone Delaware's Common Stock on the basis of one share of Techniclone Delaware's Common Stock for each share of Techniclone California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, under the same terms and conditions, and at an exercise price per share equal to the exercise price per share applicable to any such Techniclone California stock option, stock purchase right or other convertible security at the Effective Date of the Merger. Each Warrant to Purchase Common Stock of Techniclone California shall become a Warrant to Purchase Common Stock of Techniclone Delaware on the basis of one share of Techniclone Delaware for each share of Techniclone California Common Stock issuable pursuant to any such Warrant.

         A number of shares of Techniclone Delaware's Common Stock shall be reserved for issuance upon the exercise of stock options, stock purchase rights and convertible securities equal to the number of shares of Techniclone California Common Stock so reserved immediately before the Effective Date of the Merger.

         3.3 TECHNICLONE DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of Techniclone Delaware issued and outstanding immediately before the Effective Date of the Merger shall, by virtue of the Merger and without any action by Techniclone Delaware, by the holder of such shares or by any other person be canceled and returned to the status of authorized but unissued shares.

                                      IV.
                       TRANSFER OF ASSETS AND LIABILITIES

         4.1     TRANSFER OF ASSETS AND LIABILITIES.  On the Effective Date,
(i) the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by Techniclone Delaware, subject to all the disabilities, duties and restrictions of or upon each of the Constituent Corporations; (ii) all rights, privileges, powers and franchises of each of the Constituent Corporations, all property, real, personal and mixed, of each of the Constituent Corporations, all debts due to each of the Constituent Corporations on whatever account and all things in action or belonging to each of the Constituent Corporations shall be transferred to and vested in Techniclone Delaware; (iii) all property, rights, privileges, powers and franchises, as well as all other interests, shall be as effectively the property of Techniclone Delaware as they were of the Constituent Corporations before the Effective Date; and (iv) the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert to either of the Constituent Corporations or be in any way impaired by reason of the Merger. Notwithstanding the foregoing, (i) the liabilities of the Constituent Corporations and of their stockholders, directors and officers shall not be affected by the Merger; (ii) all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired notwithstanding the Merger; and (iii) any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place; provided, however, that the claims and rights of the creditors of either or both of the Constituent

Corporations may be modified with the consent of such creditors; and, provided further, that all debts, liabilities and duties of or upon each of the Constituent Corporations shall attach to Techniclone Delaware and accordingly may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

         4.2 FURTHER ASSURANCES. From time to time, as and when required by Techniclone Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Techniclone California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Techniclone Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Techniclone California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Techniclone Delaware are fully authorized in the name and on behalf of Techniclone California or otherwise to take all such actions and to execute and deliver all such deeds and other instruments.

                                       V.
                                    GENERAL

         5.1 COVENANTS OF TECHNICLONE DELAWARE. Techniclone Delaware covenants and agrees that it will, on or before the Effective Date of the
Merger:

                 (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

                 (b) File all documents with the California Franchise Tax Board necessary for the assumption by Techniclone Delaware of all of the franchise tax liabilities of Techniclone California.

                 (c) Take such other actions as may be required by the California General Corporation Law.

         5.2 DEFERRAL. Consummation of the merger may be deferred by the Board of Directors of Techniclone California for a reasonable period of time if the Board of Directors determines that deferral would be in the best interests of Techniclone California and its shareholders.

         5.3 AMENDMENT. The parties hereto, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after adoption and approval of this Agreement by the stockholders of Techniclone Delaware and Techniclone California, but not later than the Effective Date; provided, however, that no such amendment, modification or supplement not adopted and approved by the stockholders of Techniclone Delaware and Techniclone California shall affect the rights of such stockholders or change any of the principal terms of this Agreement.

         5.4 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Techniclone California or of Techniclone Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Techniclone California or by the stockholders of Techniclone Delaware, or by both.

         In the event of abandonment of this Agreement, as above provided, this Agreement shall become wholly void and of no effect, and no liability on the part of either Constituent Corporation or its Board of Directors or its stockholders shall arise by virtue of such termination except as provided in
Section 5.5 hereof.

         5.5 EXPENSES. If the Merger becomes effective, Techniclone Delaware shall assume and pay all expenses in connection therewith not theretofore paid by the respective parties. If for any reason the Merger shall not become effective, Techniclone California shall pay all expenses incurred in connection with all the proceedings taken in respect of this Agreement or relating thereto.

         5.6 REGISTERED OFFICE. The registered office of Techniclone Delaware in the State of Delaware is located at 9 East Loockerman Street, Dover, Delaware 19901, and National Registered Agents, Inc., County of Kent is the registered agent of Techniclone Delaware at such address.

         5.7 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of Techniclone Delaware at 14282 Franklin Avenue, Tustin, California 92680, and, upon request and without cost, copies thereof will be furnished to any stockholder of either Constituent Corporation.

         5.8 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the Merger provisions of the California General Corporation Law.

         5.9 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement having first been approved by resolutions of the Boards of Directors of Techniclone Delaware and Techniclone California is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                            TECHNICLONE CORPORATION,
                                            a Delaware corporation



                                            By:
                                                  -----------------------------
                                                  Lon H. Stone
                                                  President and Chief Executive
                                                  Officer



                                            TECHNICLONE INTERNATIONAL
                                            CORPORATION,
                                            a California corporation


                                            By:
                                                  -----------------------------
                                                  Lon H. Stone
                                                  President and Chief Executive
                                                  Officer

                             OFFICER'S CERTIFICATE
                                       OF
                            TECHNICLONE CORPORATION,
                             A DELAWARE CORPORATION


                 The undersigned, Lon H. Stone, President of TECHNICLONE CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("Techniclone Delaware"), hereby certifies, pursuant to the provisions of Sections 103 and 252 of the General Corporation Law of the State of Delaware, that Techniclone International Corporation, a California corporation ("Techniclone California"), the sole stockholder of Techniclone Delaware, has voted all outstanding shares of Techniclone Delaware in favor of the merger of Techniclone California with and into Techniclone Delaware on the terms and conditions set forth in the Agreement and Plan of Merger to which this Certificate is appended.

                 IN WITNESS WHEREOF, I have subscribed my name to this Certificate as of September 27, 1996.




                                            ------------------------------
                                            Lon H. Stone, President

                            CERTIFICATE OF APPROVAL
                                       OF
                          AGREEMENT AND PLAN OF MERGER



         LON H. STONE and WILLIAM V. MODING  hereby certify that:

         (a) They are the Chief Executive Officer and Secretary, respectively of TECHNICLONE INTERNATIONAL CORPORATION, a California corporation (the "Corporation").

         (b) The Agreement and Plan of Merger in the form attached hereto was duly approved by the Board of Directors and the shareholders of the Corporation.

         (c) There are two classes of shares of the Corporation, consisting of Common Stock and Class B Convertible Preferred Stock, and the number of shares outstanding and entitled to vote on the merger is __________ shares of Common Stock and _________ shares of Class B Convertible Preferred Stock.

         (d) The merger was approved by the holders of _________ % of the outstanding shares of Common Stock and ________% of the outstanding shares of Class B Convertible Preferred Stock entitled to vote thereon. The merger required the approval of a majority of the outstanding shares of Common Stock and a majority of the Class B Convertible Preferred Stock, each voting as a separate class. The votes cast in favor of the merger equaled or exceeded the percentage vote required for the Common Stock and Class B Convertible Preferred Stock, each voting as a separate class.

         The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge.

Dated:  September 27, 1996



                                                  ----------------------------
                                                  Lon H. Stone,
                                                  Chief Executive Officer


                                                  ----------------------------
                                                  William V. Moding, Secretary

                                   EXHIBIT B

              CERTIFICATE OF INCORPORATION OF TECHNICLONE DELAWARE

                          CERTIFICATE OF INCORPORATION
                                       OF
                            TECHNICLONE CORPORATION


                                ARTICLE 1 - NAME

         The name of this Corporation is TECHNICLONE CORPORATION.


                    ARTICLE 2 - REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901. The name of the Corporation's registered agent at that address is National Registered Agents, Inc., County of Kent.


                              ARTICLE 3 - PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.


                         ARTICLE 4 - AUTHORIZED CAPITAL

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000, of which (i) 50,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.001 per share. The Preferred Stock shall be divided into series. The first such series shall consist of 5,000
shares and is designated "Class B Convertible Preferred Stock".   The Board of
Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of the remaining authorized shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                 1        The number of shares constituting that series and the
distinctive designation of that series;

                 2        The dividend rate on the shares of that series,
whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                 3        Whether that series shall have voting rights, in
addition to the voting rights provided by law and, if so, the terms of such voting rights;

                 4        Whether that series shall have conversion privileges
and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                 5        Whether or not the shares of that series shall be
redeemable and, if so, the terms and
conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                 6        Whether that series shall have a sinking fund for the
redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund; and

                 7        The rights of the shares of that series in the event
of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

         The designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof in respect of the Class B Convertible Preferred Stock are as follows:

         SECTION 1. DETERMINATION AND AMOUNT. The shares of such series shall be designated as "Class B Convertible Preferred Stock" (the "Class B Convertible Preferred Stock") and the number of shares constituting the Class B Convertible Preferred Stock shall be Five Thousand (5,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Class B Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants to acquire shares of Class B Convertible Preferred Stock or upon the conversion of any outstanding securities issued by the Corporation convertible into Class B Convertible Preferred Stock.

         SECTION 2. RANK. The Class B Convertible Preferred Stock shall rank: (i) junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Class B Convertible Preferred Stock (collectively, the "Senior Securities");
(ii) prior to all of the Corporation's Common Stock ("Common Stock"); (iii) prior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Class B Convertible Preferred Stock of whatever subdivision (collectively, with the Common Stock, "Junior Securities"); (iv) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Class B Convertible Preferred Stock ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

         SECTION 3. DIVIDENDS. The holders of the Class B Convertible Preferred Stock ("Holders") shall not be entitled to receive cash dividends on the Class B Convertible Preferred Stock.

         SECTION 4.       LIQUIDATION PREFERENCE.

                          (a)     In the event of any liquidation, dissolution
or winding up of the Corporation, either voluntary or involuntary, the Holders of shares of Class B Convertible Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Corporation's Certificate of Incorporation, as amended and restated, or any certificate of designation of preferences, and prior and in preference to any distribution to Junior Securities but in parity with any distribution of Parity Securities, an amount per share equal to the sum of (i) One Thousand Dollars ($1,000) for each outstanding share of Class B Convertible Preferred Stock (the "Original Class B Issue Price") and (ii) an amount equal to ten percent (10%) of the Original Class B Issue Price per annum for the period that has passed since the date of issuance of any Class B Convertible Preferred Stock (such amount being referred to herein as the "Premium"). If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds thus distributed among the Holders of the Class B Convertible Preferred Stock and Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the Holders of the Class B Convertible Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Certificate of Incorporation, as amended and restated, and any certificate of designation of preferences.

                          (b)     Upon the completion of the distribution
required by subsection 4(a), if assets remain in this Corporation, they shall be distributed to holders of Junior Securities in accordance with the Corporation's Certificate of Incorporation, as amended, including any duly adopted certificate(s) of designation of preferences.

                          (c)     A consolidation or merger of the Corporation
with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of (collectively referred to as a "Change in Control Transaction"), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4; provided, however, that the Corporation shall provide written notice to the Holders of the Class B Convertible Preferred Stock of a Change in Control Transaction and the Holders of the Class B Convertible Preferred Stock shall be entitled to convert the Class B Convertible Preferred Stock held by such Holder pursuant to the provisions of
Section 5 hereof, at any time before five (5) days prior to any Change in Control Transaction.

         SECTION 5. CONVERSION. The record Holders of this Class B Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                          (A)     RIGHT TO CONVERT.  Immediately after the date
of the last closing of a sale and purchase of Class B Convertible Preferred Stock, which date shall not be later than January 15, 1996, (the "Last Closing Date"), continuing through the first 90 days, each record Holder of Class B Convertible Preferred Stock shall be entitled and subject to the Corporation's right of redemption set forth in Section 6(a) and Section 6(b), at the office of the Corporation or the transfer agent for the Class B Convertible Preferred Stock, to convert portions of the Class B Convertible Preferred Stock held by such Holder (but only in multiples of Fifty Thousand Dollars ($50,000)) into that number of fully-paid and non-assessable shares of Common Stock of the Corporation calculated in accordance with the following formula:

         110% of the Fixed Conversion Price (as defined herein).

         Beginning 91 days after the last closing date, each record Holder of Class B Convertible Preferred Stock shall be entitled (at the times and in the amounts set forth below), and, subject to the Corporation's right of redemption set forth in Section 6(a) and Section 6(b), at the office of the Corporation or the transfer agent for the Class B Convertible Preferred Stock, to convert portions of the Class B Convertible Preferred Stock held by such Holder (but only in multiples of Fifty Thousand Dollars ($50,000) into that number of fully-paid and non- assessable shares of Common Stock of the Corporation calculated in accordance with the following formula (the "Conversion Rate"):

Number of shares issued upon conversion of one share of Class B Convertible Preferred Stock

                         = (.10 (N/365) (1,000) + 1,000
                           ----------------------------
                                 Conversion Price

where,

         N = the number of days between (i) the last closing date, as defined herein, and (ii) the applicable date of conversion for the shares of Class B Convertible Preferred Stock for which conversion is being elected, and

         Conversion Price = the lesser of (x) the average Closing Bid Price, as that term is defined below, for the five trading days ending on December 8, 1995 (which amount is $3.06875 and is referred to herein as the "Fixed Conversion Price"), or (y) X times the average Closing Bid Price, as that term is defined below, of the Corporation's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as defined below, where X shall equal .85 + (1-(the average Closing Bid Price of the Corporation's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as that term is defined below, divided by the average Closing Bid Price of the Corporation's Common Stock for the ten (10) trading days immediately preceding the Date of Conversion); provided that, in no event shall X be less than .85 or greater than 1.0.

         For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price on the over-the-counter market as reported by NASDAQ, or if then traded on a national securities exchange, the NASDAQ Small Cap or the National Market System, the closing bid price on the principal national securities exchange, the NASDAQ Small Cap or the National Market System which it is so traded.


               (B) MECHANICS OF CONVERSION. In order to convert Class B Convertible Preferred Stock into full shares of Common Stock, the Holder shall
(i) fax a copy of the fully executed notice of conversion in the form attached hereto ("Notice of Conversion") to the Company at such office that he elects to convert the same, which Notice of Conversion shall specify the number of shares of Class B Convertible Preferred Stock to be converted and shall contain a calculation of the Conversion Rate (together with a copy of the first page of each certificate to be converted) to the Company or its designated transfer agent prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion and (ii) surrender the original certificate or certificates therefor, duly endorsed, and the original Notice of Conversion no later than the close of business (New York City time) the next business day to a common courier, for either overnight courier or 2-day courier, to the office of the Company and any transfer agent for the Class B Convertible Preferred Stock; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such Class B Convertible Preferred Stock are delivered to the Company or its transfer agent as provided above, or the Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed.

                       (I) LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a certificate or certificates ("Stock Certificates") representing shares of Class B Convertible Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Stock Certificate(s), if mutilated, the Company shall execute and deliver new Stock Certificate(s) of like tenor and date.

                       (II) NO FRACTIONAL SHARES. If any conversion of the Class B Convertible Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares. In the case of a dispute as to the calculation of the Conversion Rate, the Company's calculation shall be deemed conclusive absent manifest error.

                       (III) COMPANY TO REISSUE/DELIVER SHARES. The Company shall use all reasonable efforts to issue and deliver within three (3) business days after delivery to the Company of such certificates, or after such agreement and indemnification, to such Holder of Class B Convertible Preferred

Stock at the address of the Holder on the Books of the Company, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid.

                       (IV) DATE OF CONVERSION. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Company before midnight, New York City time, on the Date of Conversion, and (ii) that the original Stock Certificates representing the shares of Class B Convertible Preferred Stock to be converted are surrendered no later than the close of business (New York City time) the next business day to a common courier for overnight or 2-day delivery, and received by the transfer agent or the Company within five (5) business days thereafter. If the original Stock Certificates representing the Class B Convertible Preferred Stock to be converted are not received by the transfer agent or the Company within five (5) business days after the Date of Conversion or if the facsimile of the Notice of Conversion is not received by the Company or its designated transfer agent prior to the Conversion Notice Deadline, the Notice of Conversion, at the Company's option, may be declared null and void.

                       (V) The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         Following conversion of shares of Class B Convertible Preferred Stock, such shares of Class B Convertible Preferred Stock will no longer be outstanding.

               (C) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Class B Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Class B Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Convertible Preferred Stock, the Corporation will, subject to stockholder approval, take all such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (D) AUTOMATIC CONVERSION. Each share of Class B Convertible Preferred Stock outstanding on December 15, 1998 automatically shall be converted into Common Stock on such date at the Conversion Rate then in effect (calculated in accordance with the formula in Section 5(a) above) and December 15, 1998 shall be deemed the Date of Conversion with respect to such conversion.

               (E)     ADJUSTMENT TO CONVERSION RATE.

                       (A) If, prior to the conversion of all of the Class B Convertible Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Rate shall be proportionately adjusted, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Rate shall be proportionately adjusted.

                       (B) If, prior to the conversion of all Class B Convertible Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the Holders of Class B Convertible Preferred Stock shall thereafter have the right to purchase and receive upon conversion of Class B Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Class B Convertible Preferred Stock held by such Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Class B Convertible Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Rate and of the number of shares issuable upon conversion of the Class B Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described in this subsection 5(e) unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the Holders of the Class B Convertible Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the Holders of the Class B Convertible Preferred
Stock may be entitled to receive upon conversion of the Class B Convertible Preferred Stock.

                       (C) If any adjustment under this Section 5(e) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

         SECTION 6.    CASH REDEMPTION BY CORPORATION.

                       (A) CORPORATION'S RIGHT TO REDEEM UPON RECEIPT OF NOTICE OF CONVERSION. The Corporation shall have the right, in its sole discretion, upon receipt of a Notice of Conversion pursuant to Section 5, to redeem in whole or in part any Class B Convertible Preferred Stock submitted for conversion, immediately prior to conversion. If the Corporation elects to redeem some, but not all, of the Class B Convertible Preferred Stock submitted for conversion, the Corporation shall redeem from among the Class B Convertible Preferred Stock submitted by the various Holders thereof for conversion on the applicable date, a pro-rata amount from each Holder so submitting Class B Convertible Preferred Stock for conversion. The Corporation shall effect each such redemption by giving notice ("Notice of Redemption Upon Receipt of Notice of Conversion") of its election to redeem, by facsimile within one (1) business day following receipt of a Notice of Conversion from a Holder, with a copy by 2-day courier, (A) to the Holders of Class B Convertible Preferred Stock selected for redemption, at the address and facsimile number of such Holder appearing in the Corporation's register for the Class B Convertible Preferred Stock and (B) the Corporation's transfer agent. Such Notice of Redemption Upon Receipt of Notice of Conversion shall indicate the number of shares of Holder's Class B Convertible Preferred Stock that have been selected for redemption, the Date of Redemption Upon Receipt of Notice of Conversion (as defined below) and the applicable Redemption Price Upon Receipt of Notice of Conversion, as defined below. If the Notice of Redemption Upon Receipt of Notice of Conversion is not received within the times specified above or does not meet the conditions specified above, the Notice of Redemption Upon Receipt of Notice of Conversion shall become null and void (unless otherwise agreed in writing by the Holder). The Corporation shall not be entitled to send any Notice of Redemption upon Receipt of Notice of Conversion and begin the redemption procedure unless it has
(x) the full amount of the Redemption Price Upon Receipt of Notice of Conversion, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (y) immediately available credit facilities, in the full amount of the Redemption Price Upon Receipt of Notice of Conversion, with a bank or similar financial institution on the date the Notice of Redemption Upon Receipt of Notice of Conversion is sent to the applicable Holder.

         The Redemption Price Upon Receipt of Notice of Conversion per share of Class B Convertible Preferred Stock shall equal the Closing Bid Price on the Date of Conversion, multiplied by the number of shares of Common Stock that would otherwise have been issuable had the shares of Class B Convertible Preferred Stock redeemed been converted on the Date of Conversion as to such shares.

         For the purposes of the above formula, "N", "Closing Bid Price" and "Conversion Price" shall have the meanings set forth in Section 5(a) and "Date of Redemption" shall be deemed to be the Conversion Date (as that term is defined in Section 5(b) above).

         The Redemption Price Upon Receipt of Notice of Conversion shall be paid to the Holder of Class B Convertible Preferred Stock redeemed within ten
(10) business days of the delivery of the Notice of Redemption Upon Receipt of Notice of Conversion to such Holder; provided, however, that the Corporation shall not be obligated to deliver any portion of the Redemption Price Upon Receipt of Notice of Conversion unless either the certificates evidencing the Class B Convertible Preferred Stock redeemed are delivered to the Corporation or the transfer agent as provided in Section 5(b), or the Holder notifies the transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Notwithstanding the foregoing, in the event that the certificates evidencing the Class B Convertible Preferred Stock delivered to the transfer agent as provided in Section 5(b), the redemption of the Class B Convertible Preferred Stock pursuant to this Section 6(a) shall still be deemed effective as of the Date of Redemption Upon Receipt of Notice of Conversion.

                       (B) CORPORATION'S RIGHT TO REDEEM AT ITS ELECTION. Commencing 91 days after the last closing date, the Corporation shall have the right, in its sole discretion, to redeem, from time to time, any or all of the Class B Convertible Preferred Stock; provided that, the Corporation shall only be entitled to redeem shares of Class B Convertible Preferred Stock with an aggregate Stated Value (as defined below) of at least One Million Five Hundred Thousand Dollars ($1,500,000) on the first such redemption. If the Corporation elects to redeem some, but not all, of the Class B Convertible Preferred Stock, the Corporation shall redeem a pro-rata amount from each Holder of Class B Convertible Preferred Stock. The Corporation shall effect each such redemption by giving at least thirty (30) days prior written notice by overnight or 2-day courier ("Notice of Redemption At Corporation's Election") to (A) the Holders of Class B Convertible Preferred Stock selected for redemption, at the address and facsimile number of such Holder appearing in the Corporation's register for the Class B Convertible Preferred Stock and (B) the transfer agent, which Notice of Redemption At Corporation's Election shall be deemed to have been delivered three (3) business days after the Corporation's mailing of such Notice of Redemption At Corporation's Election. Such Notice of Redemption At Corporation's Election shall indicate the number of shares of Holder's Class B Convertible Preferred Stock that have been selected for redemption, the date which such redemption is to become effective (the "Date of Redemption At Corporation's Election" and the applicable Redemption Price At Corporation's Election, as defined below. The Corporation shall not be entitled to send any Notice of Redemption At Corporation's Election and begin the redemption, procedure unless it has (x) the full amount of the Redemption Price At Corporation's Election, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (y) immediately available credit facilities, in the full amount of the Redemption At Corporation's Election, with a bank or similar financial institution on the date the Notice of Redemption At Corporation's Election is delivered to the applicable Holder. Notwithstanding the above, the Holder may convert any or all of its Class B Convertible Preferred Stock that is eligible for conversion, which would otherwise be subject to redemption under this Section 6(b), by submitting a Notice of Conversion prior to the effective date of such redemption. Corporation is not entitled to require redemption under this
Section 6(b) if the Corporation makes any planned press release either (a) on the effective date of redemption or (b) prior to the close of trading on the following business day. Additionally, the Corporation shall not be permitted to elect redemption under this Section 6(b) if the Corporation has in its possession material information concerning the Corporation which is required to be publicly disclosed pursuant to the rules and regulations of the Securities Exchange Act of 1934 or relevant self-regulatory organization and has not yet been disclosed. In the event the Corporation is deemed to be in possession of such undisclosed information subsequent to it providing Notice of Redemption, the date upon which the Corporation can require the holders of the Class B Convertible Preferred Stock to redeem shall be 15 days following the date of any press release or other public disclosure.

         For purposes of this Section 6(b), "Stated Value" shall mean the Original Class B Issue Price of the shares of Class B Convertible Preferred Stock redeemed pursuant to this Section 6(b), plus the accrued but unpaid Premium (as defined in Section 4(a)) on such shares of Class B Convertible Preferred Stock, as of the date of Redemption At Corporation's Election.

         The Redemption Price At Corporation's Election shall be calculated as a percentage of Stated Value of the shares of Class B Convertible Preferred Stock redeemed pursuant to this Section 6(b), which percentage shall vary depending on the date of delivery of the Notice of Redemption at Corporation's Election, and shall be determined as follows:

Date of Delivery of Notice of Redemption at Corporation's Election  % of Stated Value
------------------------------------------------------------------  -----------------
91 days to 6 months following last closing date                         130%
6 months and 1 day to 12 months following last closing date             125%
12 months and 1 day to 18 months following last closing date            120%
18 months and 1 day to 24 months following last closing date            115%
24 months and 1 day to 30 months following last closing date            110%
30 months and 1 day to 36 months following last closing date            105%

         The Redemption Price At Corporation's Election shall be paid to the Holder of Class B Convertible Preferred Stock redeemed within ten (10) business days of the Date of Redemption At Corporation's Election to such Holder; provided, however, that the Corporation shall not be obligated to deliver any portion of the Redemption Price At Corporation's Election unless either the certificates evidencing the Class B Convertible Preferred Stock redeemed are delivered to the transfer agent prior to the 10th business day following the Date of Redemption At Corporation's Election, or the Holder notifies the transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Notwithstanding the foregoing, in the event that the certificates evidencing the Class B Convertible Preferred Stock redeemed are not delivered to the transfer agent, prior to the 10th business day following the Date of Redemption at Corporation's Election, the redemption of the Class B Convertible Preferred Stock pursuant to this Section 6(b) shall still be deemed effective as of the date of Redemption at Corporation's Election, and the Redemption Price At Corporation's Election shall be paid to the Holder of Class B Preferred Stock redeemed within 5 business days of the date the certificates evidencing the Class B Preferred Stock redeemed are actually delivered to the transfer agent.

         SECTION 7.       ADVANCE NOTICE OF REDEMPTION.

                          (A)     HOLDER'S RIGHT TO ELECT TO RECEIVE NOTICE OF
CASH REDEMPTION BY CORPORATION. Holder shall have the right to require Corporation to provide advance notice stating whether Corporation will elect to redeem Holder's shares in cash, pursuant to Corporation's redemption rights discussed in Section 6.

                          (B)     MECHANICS OF HOLDER'S ELECTION NOTICE.
Holder shall send notice to Corporation by facsimile ("Election Notice") stating Holder's intention to require Corporation to disclose that if Holder were to exercise his, her or its right of conversion (pursuant to section 5) whether Corporation would elect to redeem Holder's convertible Security for cash in lieu of issuing Common Stock. Corporation is required to disclose to Holder what action Corporation would take over the subsequent five day period, including the date Corporation receives such Election Notice.

                          (C)     CORPORATION'S RESPONSE.  Corporation must
respond within one business day of receipt of Holder's Election Notice (1) via facsimile and (2) via overnight courier. If Corporation does not respond to Holder within one business day via facsimile and overnight courier, Corporation shall be required to issue to Holder Common Stock upon Holder's conversion within the subsequent five day period.

         SECTION 8. VOTING RIGHTS. Except as otherwise provided by the Delaware General Corporation Law ("Delaware Law"), the Holders of the Class B Convertible Preferred Stock shall have no voting power whatsoever, and no Holder of Class B Convertible Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Corporation or the stockholders thereof or be entitled to notification as to any meeting of the stockholders.

         To the extent that under Delaware Law the vote of the Holders of the Class B Convertible Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of the Class B Convertible Preferred Stock at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Class B Convertible Preferred Stock (except as otherwise maybe required under Delaware Law) shall constitute the approval of such action by the class. To the extent that under Delaware Law the Holders of the Class B Convertible Preferred Stock are entitled to vote on a matter with Holders of Common Stock, voting together as one class, each share of Class B Convertible Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated. Holders of the Class B Convertible Preferred Stock shall be entitled to notice of all stockholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and applicable statutes.

         SECTION 9. PROTECTIVE PROVISIONS. So long as shares of Class B Convertible Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by Delaware Law) of the Holders of at least a majority of the then outstanding shares of Class B Convertible Preferred Stock;

                          (a)     alter or change the rights, preferences or
privileges of the shares of Class B Convertible Preferred Stock or any Senior Securities so as to affect adversely the Class B Convertible Preferred Stock;

                          (b)     create any new class or classes or series of
stock having a preference over the Class B Convertible Preferred Stock with respect to Distributions (as defined in Section 2 above); or

                          (c)     do any act or thing not authorized or
contemplated by this Certificate of Incorporation which would result in taxation of the Holders of shares of the Class B Convertible Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

         SECTION 10. STATUS OF REDEEMED OR CONVERTED STOCK. In the event any shares of Class B Convertible Preferred Stock shall be redeemed or converted pursuant to Section 5 or Section 6 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series and shall not be issuable by the Corporation as Class B Convertible Preferred Stock.

         SECTION 11. PREFERENCE RIGHTS. Nothing contained herein shall be construed to prevent the Board of Directors of the Corporation from issuing one or more series of Preferred Stock with dividend and/or liquidation preferences equal to or junior to the dividend and liquidation preferences of the Class B Convertible Preferred Stock.


          ARTICLE 5 - BOARD OF DIRECTORS AND MEETINGS OF STOCKHOLDERS

         SECTION 1. BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and elections of directors need not be by written ballot unless otherwise provided in the Bylaws. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors either by a resolution or Bylaw adopted by the affirmative vote of a majority of the entire Board of Directors.

         SECTION 2. MEETINGS OF STOCKHOLDERS. Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware Statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation.

         SECTION 3. NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Commencing September 27, 1996, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise provided in the Bylaws of the Corporation, special meetings of the stockholders of the Corporation may only be called by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the Bylaws of the Corporation.

                 ARTICLE 6 - LIMITATION OF DIRECTORS' LIABILITY

         A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article 6 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


                        ARTICLE 7 - AMENDMENT OF BYLAWS

         The Board of Directors of the Corporation shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

                            ARTICLE 8 - INCORPORATOR

         The name and address of the Incorporator of the Corporation is as follows:

                    Stewart A. Smith
                    660 Newport Center Drive
                    Suite 1600
                    Newport Beach, California 92660-6441


         I, THE UNDERSIGNED, being the Incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereunto set my hand this ___ day of July 1996.


                                                 --------------------------
                                                 Stewart A. Smith

                                   EXHIBIT C

                         BYLAWS OF TECHNICLONE DELAWARE

                                     BYLAWS

                                       OF

                            TECHNICLONE CORPORATION,
                             A DELAWARE CORPORATION





                           AS ADOPTED AUGUST __, 1996

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I-OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Section 1.  Registered Office.  . . . . . . . . . . . . . . . . . . . .     1
Section 2.  Other Offices.  . . . . . . . . . . . . . . . . . . . . . .     1
Section 3.  Books.  . . . . . . . . . . . . . . . . . . . . . . . . . .     1

ARTICLE II-MEETINGS OF STOCKHOLDERS . . . . . . . . . . . . . . . . . .     1
Section 1.  Place of Meetings.  . . . . . . . . . . . . . . . . . . . .     1
Section 2.  Annual Meetings.  . . . . . . . . . . . . . . . . . . . . .     1
Section 3.  Special Meetings. . . . . . . . . . . . . . . . . . . . . .     1
Section 4.  Notification of Business to be Transacted at Meeting. . . .     1
Section 5.  Notice; Waiver of Notice. . . . . . . . . . . . . . . . . .     1
Section 6.  Quorum; Adjournment.  . . . . . . . . . . . . . . . . . . .     2
Section 7.  Voting. . . . . . . . . . . . . . . . . . . . . . . . . . .     2
Section 8.  Stockholder Action by Written Consent Without a Meeting.  .     2
Section 9.  List of Stockholders Entitled to Vote . . . . . . . . . . .     2
Section 10.  Stock Ledger.  . . . . . . . . . . . . . . . . . . . . . .     3
Section 11.  Inspectors of Election.  . . . . . . . . . . . . . . . . .     3
Section 12.  Organization.  . . . . . . . . . . . . . . . . . . . . . .     3
Section 13.  Order of Business. . . . . . . . . . . . . . . . . . . . .     3

ARTICLE III-DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . .     3
Section 1.  Powers. . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Section 2.  Number and Election of Directors. . . . . . . . . . . . . .     3
Section 3.  Vacancies.  . . . . . . . . . . . . . . . . . . . . . . . .     3
Section 4.  Time and Place of Meetings. . . . . . . . . . . . . . . . .     4
Section 5.  Annual Meeting. . . . . . . . . . . . . . . . . . . . . . .     4
Section 6.  Regular Meetings. . . . . . . . . . . . . . . . . . . . . .     4
Section 7.  Special Meetings. . . . . . . . . . . . . . . . . . . . . .     4
Section 8.  Quorum; Vote Required for Action; Adjournment.  . . . . . .     4
Section 9.  Action by Written Consent.  . . . . . . . . . . . . . . . .     5
Section 10.  Telephone Meetings.  . . . . . . . . . . . . . . . . . . .     5
Section 11.  Committees.  . . . . . . . . . . . . . . . . . . . . . . .     5
Section 12.  Compensation.  . . . . . . . . . . . . . . . . . . . . . .     5
Section 13.  Interested Directors.  . . . . . . . . . . . . . . . . . .     5

ARTICLE IV-OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . .     6
Section 1.  Officers. . . . . . . . . . . . . . . . . . . . . . . . . .     6
Section 2.  Appointment of Officers.  . . . . . . . . . . . . . . . . .     6
Section 3.  Subordinate Officers. . . . . . . . . . . . . . . . . . . .     6
Section 4.  Removal and Resignation of Officers.  . . . . . . . . . . .     6
Section 5.  Vacancies in Offices. . . . . . . . . . . . . . . . . . . .     6
Section 6.  Chairman of the Board.  . . . . . . . . . . . . . . . . . .     6
Section 7.  Vice Chairman of the Board. . . . . . . . . . . . . . . . .     6
Section 8.  Chief Executive Officer.  . . . . . . . . . . . . . . . . .     7

Section 10.  Vice President.  . . . . . . . . . . . . . . . . . . . . . . . .     7
Section 11.  Secretary. . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Section 12.  Chief Financial Officer. . . . . . . . . . . . . . . . . . . . .     7

ARTICLE V-STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Section 1.  Form of Certificates. . . . . . . . . . . . . . . . . . . . . . .     8
Section 2.  Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Section 3.  Lost Certificates.  . . . . . . . . . . . . . . . . . . . . . . .     8
Section 4.  Transfers.  . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Section 5.  Record Holders. . . . . . . . . . . . . . . . . . . . . . . . . .     8

ARTICLE VI-INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . .     8
Section 1.  Right to Indemnification. . . . . . . . . . . . . . . . . . . . .     8
Section 2.  Right of Indemnitee to Bring Suit.  . . . . . . . . . . . . . . .     9
Section 3.  Non-Exclusivity of Rights.  . . . . . . . . . . . . . . . . . . .     9
Section 4.  Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Section 5.  Indemnification of Employees or Agents of the Corporation.  . . .    10
Section 6.  Indemnification Contracts.  . . . . . . . . . . . . . . . . . . .    10
Section 7.  Effect of Amendment.  . . . . . . . . . . . . . . . . . . . . . .    10

ARTICLE VII-GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . .    10
Section 1.  Dividends.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Section 2.  Disbursements.  . . . . . . . . . . . . . . . . . . . . . . . . .    10
Section 3.  Fiscal Year.  . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Section 4.  Corporate Seal. . . . . . . . . . . . . . . . . . . . . . . . . .    10
Section 5.  Record Date.  . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Section 6.  Voting of Stock Owned by the Corporation. . . . . . . . . . . . .    11
Section 7.  Construction and Definitions. . . . . . . . . . . . . . . . . . .    11
Section 8.  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

                                     BYLAWS
                                       OF
                            TECHNICLONE CORPORATION,
                             A DELAWARE CORPORATION


                                   ARTICLE I
                                    OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be in the City of Dover, County of Kent.

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

         SECTION 3. BOOKS. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. All meetings of stockholders for the election of directors shall be held at such place either within or without the State of Delaware as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held at a time and date designated by the Board of Directors for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

         SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called only by the Board of Directors, pursuant to a resolution adopted by a majority of the entire Board of Directors. As used in these Bylaws, the term "entire Board of Directors" shall mean the total authorized number of directors. Such request shall state the purpose or purposes of the proposed meeting.

         SECTION 4. NOTIFICATION OF BUSINESS TO BE TRANSACTED AT MEETING. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder entitled to vote at the meeting.

         SECTION 5. NOTICE; WAIVER OF NOTICE. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 6. QUORUM; ADJOURNMENT. Except as otherwise required by law, or provided by the Certificate of Incorporation or these Bylaws, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of enough votes to leave less than a quorum, if any action taken is approved by at least a majority of the required quorum to conduct that meeting. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

         SECTION 7. VOTING. Except as otherwise required by law, or provided by the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders at which a quorum is present shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless such proxy provides for a longer period. Elections of directors need not be by ballot unless the Chairman of the meeting so directs or unless a stockholder demands election by ballot at the meeting and before the voting begins.

         SECTION 8. STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Commencing September 27, 1996, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.


         SECTION 9. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

         SECTION 10. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 9 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 11. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board of Directors may appoint one or more persons (who shall not be candidates for office) as inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, or if an appointed inspector fails to appear or fails or refuses to act at a meeting, the Chairman of any meeting of stockholders may, and on the request of any stockholder or his proxy shall, appoint an inspector or inspectors of election at the meeting. The duties of such inspector(s) shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders. In the event of any dispute between or among the inspectors, the determination of the majority of the inspectors shall be binding.

         SECTION 12. ORGANIZATION. At each meeting of stockholders the Chairman of the Board of Directors, if one shall have been elected, (or in his absence or if one shall not have been elected, the President) shall act as Chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the Chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 13. ORDER OF BUSINESS. The order and manner of transacting business at all meetings of stockholders shall be determined by the Chairman of the meeting.

                                  ARTICLE III
                                   DIRECTORS

         SECTION 1. POWERS. Except as otherwise required by law or provided by the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         SECTION 2. NUMBER AND ELECTION OF DIRECTORS. Subject to any limitations in the

Certificate of Incorporation, the authorized number of directors of the Corporation shall be not less than six (6) nor more than eleven (11) with the exact number to be set by the Board of Directors, until changed by resolution adopted by the Board of Directors. Directors shall be elected at each annual meeting of stockholders to replace directors whose terms then expire, and each director elected shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Any director may resign at any time effective upon giving written notice to the Board of Directors, unless the notice specifies a later time for such resignation to become effective. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor prior to such effective time to take office when such resignation becomes effective. Directors need not be stockholders.

         SECTION 3. VACANCIES. Subject to the limitations in the Certificate of Incorporation, vacancies in the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so selected shall hold office for the remainder of the full term of office of the former director which such director replaces and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.


         SECTION 4. TIME AND PLACE OF MEETINGS. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors.

         SECTION 5. ANNUAL MEETING. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place, either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in
Section 7 of this Article III or in a waiver of notice thereof.

         SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware at such date and time as the Board of Directors may from time to time determine and, if so determined by the Board of Directors, notices thereof need not be given.

         SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Secretary or by any two or more directors. Notice of the date, time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at the director's address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. The notice need not specify the purpose of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 8. QUORUM; VOTE REQUIRED FOR ACTION; ADJOURNMENT. Except as otherwise required by law, or provided in the Certificate of Incorporation or these Bylaws, a majority of the total number of directors then holding office shall constitute a quorum for the transaction of business at all meetings of the Board of Directors and the affirmative vote of not less than a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum to conduct that meeting. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

         SECTION 9. ACTION BY WRITTEN CONSENT. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.


         SECTION 10. TELEPHONE MEETINGS. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

         SECTION 11. COMMITTEES. The Board of Directors may, by resolution passed unanimously by the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. In the event of absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the committee member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any committee, to the extent allowed by law and as provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report to the Board of Directors when required.

         The Board of Directors has, by resolution duly adopted and designated a Compensation Committee, which Committee shall have full authority to consider all compensation issues of this Corporation.

         SECTION 12. COMPENSATION. The directors may be paid such compensation for their services as the Board of Directors shall from time to time determine.

         SECTION 13. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or solely because his of their votes are counted for such purpose if: (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Financial Officers and Treasurers, one or more Assistant Secretaries and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV.

         SECTION 2. APPOINTMENT OF OFFICERS. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article IV, shall be appointed by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

         SECTION 3. SUBORDINATE OFFICERS. The Board of Directors may appoint, and may empower the Chief Executive Officer or President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

         SECTION 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights of an officer under any contract, any officer may be removed at any time, with or without cause, by the Board of Directors or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

         Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights of the Corporation under any contract to which the officer is a party.

         SECTION 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

         SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer is elected, shall, if present, preside at meetings of the stockholders and of the Board of Directors. He shall, in addition, perform such other functions (if any) as may be prescribed by the Bylaws or the Board of Directors.

         SECTION 7. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if such an officer is elected, shall, in the absence or disability of the Chairman of the Board, perform all duties of the Chairman of the Board and when so acting shall have all the powers of and be subject to all of the restrictions upon the Chairman of the Board. The Vice Chairman of the Board shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

         SECTION 8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. He shall exercise the duties usually vested in the chief executive officer of a corporation and perform such other powers and duties as may be assigned to him from time to time by the Board of Directors or prescribed by the Bylaws. In the absence of the Chairman of the Board and any Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors.

         SECTION 9. PRESIDENT. The President of the Corporation shall, subject to the control of the

Board of Directors and the Chief Executive Officer of the Corporation, if there be such an officer, have general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws or the Chief Executive Officer of the Corporation. In the absence of the Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer, the President shall preside at all meetings of the Board of Directors and stockholders.

         SECTION 10. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws, and the President, or the Chairman of the Board.

         SECTION 11. SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of Directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at Directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and a summary of the proceedings.

         The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep or cause to be kept the seal of the Corporation if one be adopted, in safe custody, and shall have such powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

         SECTION 12. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall also have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

                                   ARTICLE V
                                     STOCK

         SECTION 1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Chief Financial Officer or the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

         SECTION 2. SIGNATURES. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 3. LOST CERTIFICATES. The Corporation may issue a new certificate to be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Corporation may, in the discretion of the Board of Directors and as a condition precedent to the issuance of such new certificate, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond (or other security) sufficient to indemnify it against any claim that may be made against the Corporation (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         SECTION 4. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws or in any agreement with the stockholder making the transfer. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

         SECTION 5. RECORD HOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the record holder of shares to receive dividends, and to vote as such record holder, and to hold liable for calls and assessments a person registered on its books as the record holder of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

                                   ARTICLE VI
                                INDEMNIFICATION

         SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an

"indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise (hereinafter an "undertaking").

         SECTION 2.  RIGHT OF INDEMNITEE TO BRING SUIT.  If a claim under
Section 1 of this Article VI is not paid in full by the Corporation within forty-five (45) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article VI or otherwise shall be on the Corporation.

         SECTION 3. NON-EXCLUSIVITY OF RIGHTS. The rights of indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         SECTION 5. INDEMNIFICATION OF EMPLOYEES OR AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors or officers of the Corporation.

         SECTION 6. INDEMNIFICATION CONTRACTS. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this
Article VI.

         SECTION 7. EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article VI by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

                                  ARTICLE VII
                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. Subject to limitations contained in the General Corporation Law of the State of Delaware and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, securities of the Corporation or other property.

         SECTION 2. DISBURSEMENTS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


         SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         SECTION 4. CORPORATE SEAL. The Corporation shall have a corporate seal in such form as shall be prescribed by the Board of Directors.

         SECTION 5. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty
(60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Stockholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by applicable law.

         SECTION 6. VOTING OF STOCK OWNED BY THE CORPORATION. The Chairman of the Board, the Chief Executive Officer, the President and any other officer of the Corporation authorized by the Board of Directors shall have power, on behalf of the Corporation, to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

         SECTION 7. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these Bylaws.

         SECTION 8. AMENDMENTS. Subject to the General Corporation Law of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may by the affirmative vote of a majority of the entire Board of Directors amend or repeal these Bylaws, or adopt other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, at any annual meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority of the combined voting power of the then outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally in the election of directors, voting as a single class, provided that, in the notice of any such special meeting, notice of such purpose shall be given.

                            CERTIFICATE OF SECRETARY


         I, the undersigned, do hereby certify that:

         (1) I am the duly elected and acting Secretary of TECHNICLONE CORPORATION, a Delaware corporation (the "Corporation"); and

         (2) Attached hereto is a true and complete copy of the Bylaws of the Corporation as duly adopted by the Corporation's Board of Directors as of August __, 1996.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation on this __ day of August, 1996.




                                                  ----------------------------
                                                  William V. Moding, Secretary

                                   EXHIBIT D

                                   1996 PLAN

                     TECHNICLONE INTERNATIONAL CORPORATION

                           1996 STOCK INCENTIVE PLAN



SECTION 1.  PURPOSE:  DEFINITIONS.

         The purpose of the Techniclone International Corporation 1996 Stock Incentive Plan (the "Plan") is to enable Techniclone International Corporation, a California corporation (the "Company") to attract, retain and reward key employees, non-employee directors, consultants and other service providers of the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees, non-employee directors, consultants and other service providers and the Company's stockholders, by offering such key employees, consultants and other service providers' performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         (A) "AFFILIATE" means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

         (B)     "BOARD" means the Board of Directors of the Company.

         (C)     "BOOK VALUE" means, as of any given date, on a per share basis
(i) the Stockholder's Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by
(ii) the number of outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

         (D) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (E) "COMMITTEE" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

         (F) "COMPANY" means Techniclone International Corporation, a corporation organized under the laws of the State of California or any successor corporation.

         (G) "DISABILITY" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Committee's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

         (H) "DISINTERESTED PERSON" shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

         (I) "EARLY RETIREMENT" means retirement, with the express consent for purposes of this Plan of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate.

         (J) "FAIR MARKET VALUE" means, as of any given date, unless otherwise determined by the Committee in good faith, the closing price of the Company's Common Stock on NASDAQ on the date of valuation or the closing price of the Company's Common Stock on any other exchange in which the Company's Common Stock is traded or, if no such sale of Stock occurs on NASDAQ or such other exchange as the case may be, on such date, the Fair Market Value of the Stock as determined by the Committee in good faith. If the Company's Common Stock is not then listed or admitted for trading on NASDAQ or a stock exchange which reports closing prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation or, if no such sale of stock occurs on the over-the-counter market on such date, the Fair Market Value as determined by the Committee in good faith.

         (K) "INCENTIVE STOCK OPTION" means any Stock Option intended to be and designated an "Incentive Stock Option" within the meaning of Section 422A of the Code.

         (L) "NASD DEALER" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

         (M) "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

         (N) "NORMAL RETIREMENT" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

         (O) "OPTIONEE" means a participant in the Plan who holds an Option or other right under the Plan.

         (P) "OTHER STOCK-BASED AWARD" means an award under Section 9 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

         (Q) "PARTICIPANT" means an individual or entity who holds an Option or other right under the Plan.

         (R) "PLAN" means this Techniclone International Corporation 1996 Stock Incentive Plan, as hereinafter amended from time to time.

         (S) "RESTRICTED STOCK" means an award of shares of Stock that is subject to restrictions under Section 7 below.

         (T)     "RETIREMENT" means Normal or Early Retirement.

         (U) "STOCK" means the Common Stock, $0.001 par value per share, of the Company.

         (V) "STOCK APPRECIATION RIGHT" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6 the aggregate exercise price of such Stock Option (or such portion thereof).

         (W) "STOCK OPTION" OR "OPTION" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

         (X) "STOCK PURCHASE RIGHT" means the right to purchase Stock pursuant to Section 8.

         (Y) "SUBSIDIARY" means any corporation (other than the Company) in which the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in such corporation.

         In addition, the terms "CHANGE IN CONTROL," "POTENTIAL CHANGE IN CONTROL" AND "CHANGE IN CONTROL PRICE" shall have meanings set forth, respectively, in Sections 10(b), (c) and (d) below.

SECTION 2.         ADMINISTRATION.

         (A) COMPENSATION OF THE COMMITTEE. The Plan shall be administered by a Committee of not less than two (2) Disinterested Persons, who shall be appointed by the Board of Directors of the Company (the "Board") and who shall serve at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan.

         (B) AUTHORITY OF THE COMMITTEE. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers, other key employees, consultants and other service providers eligible under Section 4:
(i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Stock Purchase Rights, and/or (v) Other Stock Based Awards.

         In particular, the Committee shall have the authority:

                 (i) to select the officers and other key employees, consultants and service providers of the Company and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Purchase Rights and/or Other Stock-Based Awards may from time to time be granted hereunder.

                 (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Purchase Rights and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

                 (iii) to determine the number of shares to be covered by each such award granted hereunder;

                 (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

                 (v) to determine whether and under what circumstances a Stock Option may be settled in cash and/or, Restricted Stock under
         Section 5, as applicable, instead of Stock;

                 (vi) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

                 (vii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights.

         (C) INTERPRETATION OF THE PLAN. The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable to interpret the terms and provision of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         (D)     DECISIONS OF THE COMMITTEE.   All decisions made by the
Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and the Plan Participants.

SECTION 3.  STOCK SUBJECT TO PLAN.

         (A) STOCK SUBJECT TO THE PLAN. The total number of shares of Stock reserved and available for distribution under the Plan shall be 4,000,000 Shares, plus twenty percent (20%) of any increase (other than any increase due to stock awards under this Plan or any other similar plan of the Company in the number of authorized and issued shares of Stock above 20,869,675 shares (the number of authorized and outstanding shares as of April 30, 1996), up to 10,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares. Subject to Section 6 below, if any shares of Stock subject to a Stock Option, cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock award, Stock Purchase Right or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

         (B) CHANGES IN CAPITAL STRUCTURE. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and exercise price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.  ELIGIBILITY.

         Officers and other key employees of the Company and its Subsidiaries and Affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan. The Committee may also grant awards under the Plan to consultants and other service providers of the Company. Notwithstanding any provision hereof to the contrary, no director shall be eligible to receive any option under the Plan, unless if granted by an action of the Committee and such person is not a member of the Committee or such grant is a formula grant to a non-employee director pursuant to Section 5(l).

SECTION 5.  STOCK OPTIONS.

         (A) STOCK OPTIONS. Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and
(ii) Non-Qualified Stock Options. The Committee shall have the authority to grant to any Optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

         (B) TERMS AND CONDITIONS OF OPTIONS. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                 (I) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the date of grant but shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant.

                 (II) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted.

                 (III) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

                 (IV) METHOD OF EXERCISE. Subject to whatever installment exercise provisions apply under the Plan and the Option Agreement, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

         Such notice shall be accompanied by payment in full of the exercise price as provided herein.

         (C) PAYMENT OF EXERCISE PRICE. Payment of the exercise price shall be made upon exercise of a Stock Option and may be made, in the discretion of the Committee, subject to any legal restrictions, by: (a) cash;
(b) check; (c) the surrender of shares of Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise;
(d) the Optionee's promissory note in a form and on terms acceptable to the Committee; (e) the cancellation of indebtedness of the Company to the Optionee;
(f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (h) provided that a public market for the Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

         Except as set forth above, no shares of Stock shall be issued until full payment therefor has been made. An Optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the Optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 13(a).

         (D) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Optionee's lifetime, only by the Optionee.

         (E) TERMINATION BY DEATH. Subject to the requirements of the Code relating to Incentive Stock Options, if an Optionee's employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such Optionee may thereafter be exercised, to the extent such option was exercisable, at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the Optionee under the all of the Optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (F) TERMINATION BY REASON OF DISABILITY. Subject to the requirements of the Code relating to Incentive Stock Options, if an Optionee's employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, provided, however, that, if the Optionee dies within such three-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422A of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

         (G) TERMINATION BY REASON OF RETIREMENT. Subject to the requirements of the Code relating to Incentive Stock Options, if an Optionee's employment by the Company or any Subsidiary of Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the Optionee dies within such three-year period (or such other period as the Committee may specify at grant), any unexercised Stock Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422A of the code, the option will thereafter be treated as a Non-Qualified Stock Option.

         (H) OTHER TERMINATION. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an Optionee's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term.

         (I) INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to the Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the

Plan under Section 422A of the Code, or without the consent of the Optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422A.

         (J) CODE REQUIREMENTS. To the extent required "incentive stock option" status under Section 422A(b)(7) of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the date of grant) of the Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 425 of the Code) shall not exceed $100,000.

         To the extent permitted under Section 422A of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

                 (i) (x) a Participant's employment is terminated by reason of death, Disability or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5, applied without regard to the $100,000 limitation contained in Section 422A(b)(7) of the Code, is greater than the portion of such option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422A, such excess shall be treated as a Non-Qualified Stock Option; and

                 (ii) if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422A(b)(7) of the Code shall be treated as a Non-Qualified Stock Option.

         (K) BUYOUT PROVISIONS. The Committee may at any time offer to buyout for a payment in cash, Stock, or Restricted Stock subject to an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Optionee at the time that such offer is made.

         (L) FORMULA GRANTS TO NON-EMPLOYEE DIRECTORS. Notwithstanding any other provision of the Plan, from and after the date this Plan is approved by the shareholders of the Company, each director of the Company who is neither an employee nor executive officer of the Company shall automatically be granted Non-Qualified Stock Options to purchase ten thousand (10,000) shares of Stock upon commencement of service as a non-employee director of the Company. In addition, each director who is neither an employee or executive officer of the Company shall automatically be granted Non-Qualified Stock Options to purchase five thousand (5,000) shares of Stock at the end of each fiscal year, provided such non-employee director has served as a director of the Company for six (6) months during that fiscal year. Each of the grants to non- employee directors shall vest and become fully exercisable six months after the date of grant. Notwithstanding any other term or condition contained in the Plan, neither the Board of Directors, nor the Committee may amend the amount, price or vesting of Non-Qualified Stock Options granted to non-employee directors under this section, except to comport with changes in the Code or Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

SECTION 6.  STOCK APPRECIATION RIGHTS.

         (A) GRANT AND EXERCISE. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

         A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

         A Stock Appreciation Right may be exercised by an Optionee, subject to
Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the Optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.


         (B) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                 (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted to an Optionee subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the Optionee prior to the expiration of the six-month period. The exercise of Stock Appreciation Rights held by Optionees who are subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3 thereunder, to the extent applicable.

                 (ii) Upon the exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be calculated on the basis of the Fair Market Value of the Shares during the applicable period referred to in Rule 16b-3 under the Exchange Act.

                 (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5 of the Plan.

                 (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

                 (v) In its sole discretion, the Committee may grant "Limited" Stock Appreciation Rights under this Section 6, i.e., Stock Appreciation Rights that become exercisable only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant. Such Limited Stock Appreciation Rights shall be settled solely in cash.

                 (vi) The Committee, in its sole discretion, may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right or Limited Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.


SECTION 7.  RESTRICTED STOCK.

         (A) ADMINISTRATION. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of restricted Stock awards need not be the same with respect to each recipient.

         (B) AWARDS AND CERTIFICATE. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

                 (i) The exercise price for shares of Restricted Stock shall be equal to or less than their par value and may be zero.

                 (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

                 (iii) Each Participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

                 (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

         (C) RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                 (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                 (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 13(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividend are issued.

                 (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a Participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                 (iv) If and when the Restriction Period expires without prior forfeiture of the Restricted Stock subject to such Restriction Period, certified for an appropriate number of unrestricted shares shall be delivered to the Participant promptly.

         (D) MINIMUM VALUE PROVISIONS. In order to better ensure that award payments actually reflect the performance of the Company and service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a restricted stock award, subject to such performance, future service and other terms and conditions as may be specified by the Committee.

SECTION 8.  STOCK PURCHASE RIGHTS.

         (A) AWARDS AND ADMINISTRATION. Subject to Section 3 above, the Committee may grant eligible Participants Stock Purchase Rights which shall enable such Participants to purchase Stock (including Restricted Stock):

                 (i)      at its Fair Market Value on the date of grant;

                 (ii) at fifty percent (50%) of such Fair Market Value on such date;

                 (iii)    at an amount equal to Book Value on such date; or

                 (iv) at an amount equal to the par value of such Stock on such date.

         The Committee shall also impose such forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof. The terms of Stock Purchase Rights awards need not be the same with respect to each Participant. Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights Agreement.

         (B) EXERCISABILITY. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee not to exceed 30 days. However, the Committee may provide, in its sole discretion, that the Stock Purchase Rights of persons potentially subject to Subject 16(b) of the Securities Exchange Act of 1934 shall not become exercisable until six months and one day after the grant date, and shall then be exercisable for ten
(10) trading days at the exercise price specified by the Committee in accordance with Section 8(a).

SECTION 9.  OTHER STOCK-BASED AWARDS.

         (A) ADMINISTRATION. Other awards of Stock and other awards that are valued in whole or in party by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including without limitation, performance shares, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value or subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock or Stock Purchase Rights granted under the Plan and/or cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

         (B)     TERMS AND CONDITIONS.   Other Stock-Based Awards made pursuant
to this Section 9 shall be subject to the following terms and conditions:

                 (i) Subject to the provisions of this Plan and the award agreement referred to in Section 9(b)(v) below, shares subject to awards made under this Section 9 may not be sold, assigned, transferred,pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction or performance period or condition lapses.

                 (ii) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 9 shall be entitled to receive, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

                 (iii) Any award under Section 9 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

                 (iv) In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 9.

                 (v) Each award under this Section 9 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the Participant.

                 (vi) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 9 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 9 shall be priced at least fifty percent (50%) of the Fair Market Value of the Stock on the date of grant.

SECTION 10.  CHANGE IN CONTROL PROVISIONS.

         (A)     IMPACT OF EVENT.  In the event of:

                 (i)      a "Change in Control" as defined in Section 10(b) or

                 (ii) a "Potential Change in Control" as defined in Section 10(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination).

the following acceleration and valuation provisions shall apply:

                 (iii) Any Stock Appreciation Rights (including, without limitation, any Limited

         Stock Appreciation Rights) outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

                 (iv) The restrictions applicable to any Restricted Stock, Stock Purchase rights and Other Stock-Based Awards, in each case to the extent not already vested under the Securities and Exchange Commission, shall lapse and such shares and awards shall be deemed fully vested.

                 (v) The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Purchase Rights and Other Stock Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 10(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

         (B) DEFINITION OF "CHANGE IN CONTROL." For purposes of Section 10(a), a "Change in Control" means the happening of any of the following:

                 (i) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

                 (ii) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease or any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month period) or by prior operation of this Section 10(b)(ii); or

                 (iii) The occurrence of a transaction requiring a stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

         (C)     DEFINITION OF "POTENTIAL CHANGE IN CONTROL".  For purposes of
Section 10(a) a "Potential Change in Control" means the happening of any one of the following:

                 (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 10(b); or

                 (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

         (D) CHANGE IN CONTROL PRICE. For purposes of this Section 10, "Change in Control Price" means the highest price per share paid in any transaction reported on NASDAQ, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Sock Appreciation rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Optionee exercises such Stock Appreciation Rights (or Limited Stock Appreciation Rights) or, where applicable, the date on which a cashout occurs under Section 10(a)(iii).

SECTION 11.  AMENDMENTS AND TERMINATION.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an Optionee or Participant under a Stock Option, Stock Appreciation Right, Restricted Stock award, Stock Purchase Right o
 Other Stock-Based award theretofore granted, without the Optionee's or Participant's consent, or which, without the approval of the Company's stockholders, would:

                 (i) except as expressly provided in this Plan, increase the total number of shares for the purpose of the Plan;

                 (ii) decrease the option price of any Stock Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant, or change the pricing terms of Section 8(a);

                 (iii) change the employees or class of employees eligible to participate in the Plan; or

                 (iv) extend the maximum option period under Section 5(b) of the Plan.

         The Committee may amend the terms of any Stock Option or other award therefore, granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 12.  UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant or Optionee by the Company, nothing contained herein shall give any such Participant or Optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 13.  GENERAL PROVISIONS.

         (a) REPRESENTATIONS OF OPTIONEES. The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Optionee or Participant is acquiring the shares without a view to distribution thereof.
The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock- transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) LIMITATIONS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) NO ENLARGEMENT OF EMPLOYEE RIGHTS. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

         (d) PAYMENT OF TAXES. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participants.

         (e) LIMITATIONS ON REINVESTMENT OF DIVIDENDS. The actual or deemed reinvestment of dividends or divided equivalents in additional Restricted Stock (or other types of Plan awards) at the time of any divided payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

         (f) GOVERNING LAW. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California.

SECTION 14.  EFFECTIVE DATE OF PLAN.

         The Plan shall be effective as of September 27, 1996, subject to the approval of the Plan by a majority of the votes cast by the holders of the Company's Common Stock at the its annual stockholders' meeting held on September 27, 1996. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the date of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders.

SECTION 15.  TERM OF PLAN.

         No Stock Option, Stock Appreciation Right, Restricted Stock award, Stock Purchase Right or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval, but awards granted prior to such tenth anniversary may extend beyond the date.